SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

UNITIL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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5.	Total fee paid:

☐    Fee paid previously with preliminary materials.

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2.	Form, Schedule or Registration Statement No.:

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Unitil Corporation

2021 Proxy Statement

Notice of Annual Meeting of Shareholders

Annual Meeting    ◆    Wednesday, April 28, 2021

11:30 a.m. EDT

Hampton, New Hampshire

March 25, 2021

Dear Fellow Shareholder,

I am pleased to invite you to the Unitil Corporation Annual Meeting of Shareholders to be held on Wednesday, April 28, 2021, at 11:30 a.m. Eastern time, at our corporate headquarters, 6 Liberty Lane West, Hampton, New Hampshire, as well as online via live webcast.

This year, we are asking shareholders to vote on the election of three directors, and on the ratification of the selection of independent registered public accountants. Also this year, shareholders will be presented with an advisory vote on executive compensation.

Your vote is very important. I encourage you to vote to ensure that your voice is represented at the meeting, and to play a part in our future. The enclosed proxy materials provide important information to assist you with your voting decisions, as well as details regarding how to participate in the Annual Meeting online via live webcast, and instructions to submit your vote.

I would like to thank you for choosing to invest in Unitil Corporation. Our Vision, Mission and Values reflect our deep commitment to our shareholders, customers, employees, local communities and partners. We provide more than just electricity and gas services and products. Energy for life is the statement we use to describe this commitment.

On behalf of the Board of Directors and management of Unitil Corporation, thank you for your continued support and confidence in 2021.

Sincerely,

Thomas P. Meissner, Jr.

Chairman of the Board,

Chief Executive Officer and

President

Hampton, New Hampshire March 25, 2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Unitil Corporation (the “Company”) 2021 Annual Meeting of Shareholders will be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire, as well as online via live webcast, on Wednesday, April 28, 2021, at 11:30 a.m. Eastern time for the following purposes:

1.	Election of three Directors of the Company in Class III, nominated by the Board of Directors, each to serve a term of three years;

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021;

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

4.	Transaction of any other business as may properly be brought before the meeting.

The Board of Directors set February 19, 2021, as the date for determining holders of record of common stock who are entitled to notice of and to vote at the meeting or at any adjournments or postponements of the meeting. The Board of Directors has directed the Company to prepare this notice, the accompanying proxy statement, and the accompanying annual report, and to send them to you.

If you plan to attend the online live webcast, please review and follow the registration instructions outlined in the Information About the Annual Meeting section of this proxy statement.

By Order of the Board of Directors,

Sandra L. Whitney

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, APRIL 28, 2021

This notice, the accompanying proxy statement and the accompanying annual report to shareholders are available for shareholders to view at www.proxydocs.com/UTL.

YOUR VOTE IS IMPORTANT

Your vote is important. To ensure a quorum is present at the Annual Meeting of Shareholders, please be sure your shares are represented at the meeting.

You may vote in one of the following ways:

Shareholders of Record		Beneficial Holders
By Mail	Sign, date and return the enclosed proxy card (a self-addressed envelope is enclosed for your convenience)	By Mail	Direct your bank, broker or other nominee on how to vote your shares in accordance with the instructions provided to you.
Via the Internet (in advance of the meeting)	Submit your proxy at www.investorvote.com/UTL	Via the Internet (in advance of the meeting)
Online via Live Webcast (at the meeting)	Check in for the live webcast, click on the “Cast Your Vote” button and follow the instructions provided	Online via Live Webcast (at the meeting)

Check in for the live webcast, click on the “Cast Your Vote” button and follow the instructions provided

A LEGAL PROXY IS REQUIRED, which can be obtained from your bank broker or other nominee; ADVANCE REGISTRATION IS REQUIRED. Please see Advance Registration instructions below.

In Person at the Meeting Please see the Notice below.	A meeting ballot will be provided for voting at the meeting.	In Person at the Meeting Please see the Notice below.	A LEGAL PROXY IS REQUIRED, which can be obtained from your bank broker or other nominee; a meeting ballot will be provided for voting at the meeting.
If for any reason you desire to revoke or change your proxy, you may do so at any time prior to the meeting by following the procedures described in the accompanying proxy statement or at the meeting.

If for any reason you desire to revoke or change your voting instructions, you must contact your bank, broker or other nominee and follow its procedures for revoking or changing your voting instructions.

ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS

Please see the Notice below.

All shareholders may attend the Annual Meeting of Shareholders. However, to ensure that the meeting remains orderly and secure, you must follow certain procedures for admittance whether in person or online.

Attending in Person

Shareholders of record will need to provide their name and government-issued picture identification. Beneficial owners will need to provide a copy of an account statement from the bank, broker or nominee holding the shares as proof of ownership as of the Record Date, as well as government-issued picture identification.

NOTICE REGARDING COVID-19

The World Health Organization declared COVID-19 a global pandemic on March 11, 2020, and it remains so today. As a business operating in the states of Maine, Massachusetts and New Hampshire, we follow safety protocol guidance issued by each state as well as the Centers for Disease Control and Prevention.

We are required by the New Hampshire Business Corporation Act to hold our 2021 Annual Meeting in person. However, we believe encouraging any group gathering at our meeting would not be prudent or socially responsible due to the ongoing public health impact and inherent danger of COVID-19. For your safety and the safety of others, we respectfully request that you seriously consider the implications of COVID-19 in deciding whether to attend the meeting in person.

If you wish to attend the meeting, we encourage you to do so online via the live webcast. Information about the webcast and how to participate is available in the Information About the Annual Meeting section of this Proxy Statement, as well as on our website at unitil.com/investors.

We encourage you to vote your shares using one of the methods described above to ensure that your voice is represented at the meeting. Your vote is very important. If you have any questions, please contact us at InvestorRelations@unitil.com or by calling toll free 800-999-6501.

We fully recognize that the ongoing COVID-19 pandemic continues to create a challenging environment for everyone. The health and safety of our employees and the public at large is of primary importance. If you should elect to attend the Annual Meeting in person, you will be expected to:

1)	Wear a mask at all times

2)	Respect all social distancing protocols

3)	Follow all directions from Company personnel while inside our corporate office

Attending Online via Live Webcast

The Annual Meeting will begin promptly at 11:30 a.m. Eastern time. You will need the following information for online check-in:

Website: www.meetingcenter.io/295795918 Your Unique Control Number Meeting Password: UTL2021

Please allow at least 10 minutes to complete the online check-in process before the meeting begins.

Your Control Number

If you are a shareholder of record, your unique Control Number can be found on your proxy card in the shaded box. No advance registration is required.

If you are a beneficial holder, which means that you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to request a Control Number, which will be assigned to you by our transfer agent, Computershare. Advance registration must completed by 5:00 p.m., Eastern time, on Thursday, April 22.

Additional information about the Annual Meeting webcast, including detailed advance registration instructions and how to join the meeting, is outlined in the Information About the Annual Meeting section of this Proxy Statement, as well as on our website at unitil.com/investors.

PROXY STATEMENT

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

March 25, 2021

PROXY STATEMENT

Unitil Corporation (“Unitil” or the “Company”) is providing this proxy statement and the accompanying annual report (which includes the Company’s Annual Report on Form 10-K for fiscal year 2020) to shareholders in connection with our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Unitil’s Board of Directors (the “Board”) is soliciting your designation of a proxy to vote your shares at the Annual Meeting. As a shareholder of Unitil, you are invited to the Annual Meeting, as well as entitled and requested to vote (if you are a shareholder of record) or to provide voting instructions (if you beneficially own your shares in street name) on the proposals described in this proxy statement. This proxy statement provides information to assist you in voting your shares or in providing voting instructions with respect to your shares.

Unitil has the following subsidiaries, which are referred to throughout this proxy statement: Fitchburg Gas and Electric Light Company (“Fitchburg”); Granite State Gas Transmission, Inc. (“Granite”); Northern Utilities, Inc. (“Northern”); Unitil Energy Systems, Inc. (“Unitil Energy”); Unitil Power Corp.; Unitil Realty Corp.; Unitil Resources, Inc.; and Unitil Service Corp.

We may also refer to Unitil as “we” or “our” or “us” throughout this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on Wednesday, April 28, 2021, at 11:30 a.m. Eastern time, both at our corporate office, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720, as well as online via live webcast.

Online Live Webcast

We are very pleased to offer the option to attend this year’s Annual Meeting online via live webcast. Online attendance will allow you to participate in the Annual Meeting, vote your shares electronically at the meeting, and submit your questions prior to and during the meeting.

Please review carefully the important information concerning the online live webcast outlined below.

Q: How can I attend the online live webcast of the Annual Meeting?

A:

The 2021 Annual Meeting will include the option to attend online via live webcast. You are entitled to participate in the Annual Meeting webcast only if you are a shareholder as of the close of business on the Record Date, February 19, 2021, or if you hold a valid proxy for the Annual Meeting.

To participate in the Annual Meeting webcast, you will need the following information:

Website: www.meetingcenter.io/295795918

Your Unique Control Number

Meeting Password:    UTL2021

The Annual Meeting webcast will begin promptly at 11:30 a.m., Eastern Time, on Wednesday, April 28, 2021. We encourage you to access the meeting at least 10 minutes prior to the start time to allow enough time to complete the check-in process.

If you need technical assistance, it will be available online when you check in as well as during the webcast.

Q: What is a Control Number and where can I find mine?

A:	A Control Number is a unique number, assigned specifically to you, that confirms your ownership of our common stock. Control Numbers are required for security of the meeting.

If you are a shareholder of record, which means you hold your shares through an account with our transfer agent, Computershare, your Control Number can be found in the shaded box on the proxy card that we mailed to you.

If you are a beneficial holder, which means that you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to request a Control Number, which will be assigned to you by our transfer agent, Computershare. Advance registration must be completed by 5:00 p.m., Eastern time, on Thursday, April 22. Please follow the instructions below for advance registration.

If you have any questions with regard to whether you are a shareholder of record or a beneficial holder, please contact us toll-free at 800-999-6501 or via email at InvestorRelations@unitil.com.

Q: How do I register to attend the Annual Meeting webcast?

A:	If you are a shareholder of record, you do not need to register in advance to attend the Annual Meeting webcast.

If you are a beneficial holder, you must register in advance to attend the Annual Meeting webcast.

Advance Registration Procedure:

1)

Contact your bank or broker to obtain a legal proxy. A legal proxy is proof of your ownership of Unitil Corporation common stock as of the Record Date (February 19, 2021) and therefore evidence of your proxy power.

2)	Submit a copy of your legal proxy, along with your name and email address to our transfer agent, Computershare. Options for submission of your documentation are outlined below.

3)	Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on Thursday, April 22, 2021.

4)	You will receive a confirmation of your registration (your Control Number) by email after we receive and confirm your ownership documentation.

5)

You may then use your assigned Control Number to check in and attend the Annual Meeting webcast, to vote your shares (if you have not voted prior to the Meeting), and to ask a question(s) at the Meeting.

Requests for registration should be directed to our transfer agent, Computershare, in one of the following ways:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Unitil Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

We strongly encourage you to submit your request for registration via email if at all possible to make sure your request is received before the deadline on April 22, 2021.

Q: How can I ask a question at the Annual Meeting webcast?

A:

We welcome the questions and comments of all shareholders. Questions may be submitted before, during or after the formal business of the Annual Meeting by following the instructions that will be provided by the meeting operator.

Questions will be addressed during the Question and Answer Session, which will be announced by the meeting operator at the appropriate time.

All submitted questions will be monitored and communicated to the Chairman of the Board and shareholder attendees by a member of management. We will, however, observe the purpose of the Meeting and will not address questions or comments that are:

◾	irrelevant to our business;

◾	related to pending or threatened litigation;

◾	related to undisclosed, non-public information;

◾	substantially repetitious of questions asked or statements made by other shareholders;

◾	related to personal grievances; or

◾	in conflict with our Annual Meeting Rules of Conduct which will be available with other meeting documents during the webcast.

If you have any questions with regard to the Annual Meeting live webcast or any information presented above please contact us toll-free at 800-999-6501 or via email at InvestorRelations@unitil.com.

Anticipated Mailing Date

We anticipate first mailing definitive copies of this proxy statement, the accompanying proxy card, and the accompanying annual report to shareholders on or about March 25, 2021.

MEETING SUMMARY

This year, we are seeking your vote on the following proposals:

1)

Election of three Directors of the Company in Class III. The Board has nominated Suzanne Foster, Thomas P. Meissner, Jr., and Justine Vogel for election to the Board each to serve a term of three years. The Board recommends a vote FOR these nominees. Information on Proposal No. 1 is included in the section entitled Proposal 1: Election of Directors.

2)

Ratification of the selection of Unitil’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2021. The Board recommends a vote FOR this proposal. Information on Proposal No. 2 is included in the section entitled Proposal 2: Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2021.

3)

Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The Board recommends a vote FOR this proposal. Information on Proposal No. 3 is included in the section entitled Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

4)	Transaction of any other business that may properly be brought before the Annual Meeting.

RECORD DATE & NUMBER OF SHARES OUTSTANDING

You are entitled to receive notice of and to vote at the Annual Meeting if you owned shares of Unitil common stock as of the close of business on February 19, 2021 (the “Record Date”). As of the Record Date, there were 15,036,991 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

Record Date: February 19, 2021 Shares Outstanding: 15,036,991

QUORUM & REQUIRED VOTE

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person (physically or online via live webcast) or represented by proxy to conduct the Annual Meeting. This is referred to as a quorum.

If a quorum is present, the nominees standing for election as a Director will be elected by a plurality of the votes cast by the shareholders. Votes withheld and broker non-votes will not be counted toward the achievement of a plurality. Additional information concerning the election of directors appears in the sections entitled Corporate Governance – Resignation Policy and Proposal 1 – Election of Directors. With respect to all other matters that may come before the Annual Meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action. Therefore, abstentions and broker non-votes will have no effect on the other matters. Representatives of our transfer agent will count the votes and certify the results.

VOTING RIGHTS AND PROCEDURES

As an owner of Unitil common stock, it is your legal right to vote (or to provide voting instructions) on all matters to be considered at a shareholder meeting. We hope you will exercise your legal right and fully participate as a shareholder in the Annual Meeting. You may cast one vote for each share of common stock that you own on all matters presented at the Annual Meeting.

The Board has selected and approved Thomas P. Meissner, Jr. and Robert B. Hevert as proxies for the Annual Meeting to vote your shares in the manner that you specify on the proxy card or via the Internet, or if you do not give any specification on your proxy card or submitted proxy with respect to a matter, FOR such matter. Your designation of a proxy will not affect your right to attend the Annual Meeting and vote at the meeting.

Record Holders

If your shares of common stock were registered directly in your name with our transfer agent as of the Record Date, then you are considered a shareholder of record of the shares (a “Record Holder”) and we have sent the proxy materials and the accompanying proxy card directly to you.

Beneficial Holders

If your shares of common stock were registered in the name of a bank, broker or other nominee as of the Record Date, then you are considered a beneficial owner (“Beneficial Holder”) of the shares that are registered in street name and your bank, broker or other nominee has sent this proxy statement and voting instructions to you. As a Beneficial Holder, your shares may be voted even if voting instructions are not provided.

Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of the selection of our independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2021 is considered a routine matter. When a proposal is not routine and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please note that, under New York Stock Exchange rules, this means that brokers may not vote your shares on Proposals 1 and 3 at the 2021 Annual Meeting if you have not given specific instructions as to how to vote to the broker. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Record Holders

  You may vote your shares in one of the following ways:

◾  at the Annual Meeting or online during the live webcast

◾  by designating another person (the “proxy”) to vote on   your behalf by delivering a properly completed proxy
  card or submitting a proxy via the Internet at   www.investorvote.com/UTL

  You may revoke your designation of a proxy at any time   before the vote is taken at the Annual Meeting in one of   the following ways:

◾  file with Unitil’s Corporate Secretary a later-dated written   notice of revocation

◾  deliver to Unitil’s Corporate Secretary a properly   completed, later-dated proxy card relating to the same   shares

◾  submit a later-dated proxy via the Internet if the original   designation of a proxy was made via the Internet

◾  attend the Annual Meeting and vote your shares   (although attendance at the Annual Meeting will not in   and of itself constitute a revocation of a proxy)

Beneficial Holders

You may vote your shares in one of the following ways:

◾  at the Annual Meeting or online during the live   webcast

you must obtain a properly completed legal proxy from your bank, broker or other nominee that will provide you with the right to vote the shares at the Annual Meeting; a legal proxy and advance registration is required to vote your shares online during the live webcast

◾  direct your bank, broker or other nominee on how to   vote your shares by following the instructions   provided by the bank, broker or other nominee

You may change how your bank, broker, or other nominee will vote your shares before the vote is taken at the Annual Meeting:

◾  follow the procedures provided by your bank, broker   or other nominee to make a change

ENERGY FOR LIFE

A MESSAGE FROM TOM MEISSNER, CHAIRMAN AND CEO

By any measure, 2020 proved to be a challenging year for our Company, our shareholders, our customers, and our employees. The year began with the warmest winter heating season in decades, negatively impacting our natural gas sales and earnings. As the calendar turned to spring, we found ourselves in the grip of a worldwide health emergency not witnessed in over a century. Efforts to contain the COVID-19 pandemic led to the lockdown of our economy, plunging our nation into a deep recession. Ensuring the health and safety of our employees required immediate and extensive operational changes, all while continuing to deliver safe and reliable service to our customers.

Faced with these challenges, we persevered and achieved solid results both operationally and financially.

We implemented our investment plan, which included grid modernization projects, infrastructure replacement, and customer growth initiatives, and we remained focused on our commitment to sustainability. We delivered exceptional service to customers, achieving our highest customer satisfaction ratings ever. We continued our exceptional track record in gas pipeline safety, achieving our best emergency response performance ever. Above all, we kept our employees, our greatest asset, safe throughout a challenging year.

Equally important, we advanced our strategic priorities. We continue to prepare for the future with the alignment of our strategies with the goals and aspirations of our stakeholders, as well as with our sustainability and corporate responsibility priorities. Decarbonized energy solutions for the energy, heating and transportation sectors continue to create new policy goals and initiatives in our region, as well as new opportunities, as we move toward lower carbon alternatives. Our Vision is to transform the way people meet their evolving energy needs to create a clean and sustainable future. We fully support the transition to clean energy and believe this is the best way to position our Company for true sustainability and long-term success.

While much attention has been directed toward carbon reduction, other important industry drivers like public safety, grid resiliency and cyber security remain at the forefront of our efforts as well. Working to ensure the core elements of our business, including safety, reliability and top-tier customer service, remain sustainable is an important focus for our Company and a critical factor for our future success. As a provider of essential services, we power the daily lives of our customers and communities even under the most difficult circumstances. Never before has the idea of energy for life been more meaningful.

As we begin 2021, I have confidence that the initiatives and actions we are taking now to achieve both our Mission and our Vision will shape the successes of tomorrow, and I’m very happy you are here to share in our journey.

-	Thomas P. Meissner, Jr.

March 25, 2021

VISION, MISSION & VALUES

VISION Our Vision is to transform the way people meet their evolving energy needs to create a clean and sustainable future.	MISSION Our Mission is to safely and reliably deliver energy for life and provide our customers with affordable and sustainable energy solutions.

VALUES

Our values are grouped into four important components: Respect, Integrity, Stewardship and Excellence, otherwise known as “RISE”. Together, these value categories are central to assuring that customer experience, employee engagement and our corporate responsibilities support both our Vision and our Mission.

ACTING ON OUR VALUES

Our RISE values are the guiding principles behind our actions, but they are only as good as they are meaningful and measurable. Continued focus on the importance of these values will drive our commitment to deliver ‘energy for life’ and the achievement of our Vision of a clean and sustainable future for all of our stakeholders.

RECENT EVENTS

On March 11, 2021, we announced that Laurence M. Brock will retire as senior vice president of the Company on July 1, 2021.

In 2020, Mr. Brock was instrumental in the smooth transition of Robert B. Hevert to senior vice president, chief financial officer and treasurer of the Company, as well as the transition of Daniel J. Hurstak to chief accounting officer and controller of the Company. Mr. Brock will continue to contribute to the ongoing continuity of Unitil’s financial leadership until his retirement.

Additional information concerning Mr. Brock’s background and employment history with us can be found in the Management Information Table on the follow page.

DESCRIPTION OF MANAGEMENT

The table below shows Executive Officers’ biographical information as of the date of this proxy statement, including the Named Executive Officers.

MANAGEMENT INFORMATION TABLE

Name and Principal Position	Age	Description

Thomas P. Meissner, Jr. Chairman of the Board, Chief Executive Officer & President	58

Mr. Meissner has been Unitil’s chairman of the Board, chief executive officer and president since April 2018. Mr. Meissner served as Unitil’s senior vice president and chief operating officer from June 2005 until April 2018, and as senior vice president, operations, from February 2003 through June 2005. Mr. Meissner joined Unitil in 1994 and served as Unitil’s director of engineering from 1998 to 2003.

Todd R. Black Senior Vice President, External Affairs & Customer Relations	56

Mr. Black has been Unitil’s senior vice president, external affairs and customer relations, since September 2009. Mr. Black joined Unitil in 1998 and served as vice president of sales and marketing for Usource, Inc. (“Usource”), the Company’s former energy brokering subsidiary, from 1998 until 2003, and president of Usource from 2003 until September 2009.

Laurence M. Brock Senior Vice President	67

Mr. Brock has been a senior vice president of Unitil since March 2020. Mr. Brock also served as the Company’s chief financial officer and treasurer during the period of March – July 2020, as well as chief accounting officer and controller from June 2005 until March 2020. Mr. Brock joined Unitil in 1995 as vice president and controller. Mr. Brock is a Certified Public Accountant in the state of New Hampshire.

Robert B. Hevert Senior Vice President, Chief Financial Officer & Treasurer	60

Mr. Hevert has been Unitil’s senior vice president, chief financial officer and treasurer since July 2020. Prior to joining Unitil, Mr. Hevert most recently served as Partner and Practice Area Leader of Rates, Regulation and Planning at ScottMadden, Inc. (“ScottMadden”) where he practiced since June 2016. Prior to ScottMadden, Mr. Hevert was founder and Managing Partner of Sussex Economic Advisors, LLC from 2012 until it was acquired by ScottMadden in June 2016, and also President of Concentric Energy Advisors, Inc. from 2002 until 2012. Mr. Hevert also served in several senior consulting and management positions prior to 2002. Mr. Hevert is a CFA® Charterholder.

Daniel J. Hurstak Chief Accounting Officer & Controller	40

Mr. Hurstak has been Unitil’s chief accounting officer and controller since March 2020. Prior to joining Unitil, Mr. Hurstak served as vice president, corporate accounting, at Fidelity Investments (“Fidelity”) from June 2016 until February 2020. Prior to Fidelity, Mr. Hurstak was a senior manager at PricewaterhouseCoopers LLP (“PwC”) from September 2009 until May 2016, and also began his career at PwC in September 2001. Mr. Hurstak is a Certified Public Accountant in the Commonwealth of Massachusetts.

Christopher J. LeBlanc Vice President, Gas Operations	54

Mr. LeBlanc has been Unitil’s vice president of gas operations since January 2017. Mr. LeBlanc joined Unitil in 2000 and served as director of gas operations from 2008 until January 2017, and in several other gas operations management positions from 2000 until 2008.

Sandra L. Whitney Corporate Secretary	57

Ms. Whitney has been Unitil’s corporate secretary and secretary of the Board since February 2003. Ms. Whitney joined Unitil in 1990 and has also served as the corporate secretary of Unitil’s subsidiary companies since 2004.

SHARE OWNERSHIP

The following table sets forth information on the beneficial ownership of our common stock as of the Record Date, by (i) each person known to us to be the beneficial owner of more than five percent of our common stock, (ii) each Director and nominee for Director, (iii) each executive officer named in the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers (the “Named Executive Officers”) and (iv) all Directors and executive officers of Unitil as a group. Except as otherwise indicated, to our knowledge, the beneficial owners listed have sole voting and sole dispositive power with respect to the shares beneficially owned by them. The address of each of Unitil’s Directors and executive officers is c/o Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

BENEFICIAL OWNERSHIP

Name of Beneficial Owner	Common Stock	Restricted Stock Units	Percent of Class

5% Owners:

BlackRock, Inc. (1)
55 East 52nd Street, New York, NY 10055	1,252,324	—	8.30%
Caisse dépôt et placement du Québec (2)
1000, Place Jean-Paul-Riopelle, Montréal, Québec, H2Z 2B3	948,469	—	6.30%
The Vanguard Group (3)
100 Vanguard Boulevard, Malvern, PA 19355	916,576	—	6.11%
Renaissance Technologies Holdings Corporation (4)
800 Third Avenue, New York, NY 10022	753,951	—	5.02%

Directors: (5) (6)

Robert V. Antonucci (7)	11,354	—	*
Winfield S. Brown	1,792	—	*
David P. Brownell (7)	14,168	—	*
Mark H. Collin	49,596	—	*
Lisa Crutchfield	—	12,471	*
Albert H. Elfner, III (7)	18,273	—	*
Suzanne Foster	2,893	—	*
Edward F. Godfrey	6483	10,673	*
Michael B. Green	5,530	13,941	*
Thomas P. Meissner, Jr. (8)	75,949	—	*
Eben S. Moulton	20,801	13,941	*

Name of Beneficial Owner	Common Stock	Restricted Stock Units	Percent of Class
M. Brian O’Shaughnessy (7)	26,028	—	*
Justine Vogel	2,893	—	*
David A. Whiteley	1,791	10,673	*

Named Executive Officers: (5)

Thomas P. Meissner, Jr. (8)	75,949	—	*
Robert B. Hevert (9) (10)	5,320	—	*
Todd R. Black (11)	29,085	—	*
Laurence M. Brock (12)	15,554	—	*
Christopher J. LeBlanc (13)	11,871	—	*
Christine L. Vaughan (14)	809	—	*

All Directors and Executive Officers as a Group (21 Persons) (5)(15)	365,455	61,699	2.02%

*	Represents less than 1% of the Company’s outstanding common stock.

NOTES:

(1)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management, LLC, BlackRock Life Limited, and BlackRock Fund Managers Ltd with the Securities and Exchange Commission on January 21, 2021. BlackRock, Inc. is the beneficial owner of 1,252,324 shares of common stock, of which it has sole voting power with respect to 1,225,612 shares and sole dispositive power with respect to 1,252,324 shares.

(2)

Information obtained from the Schedule 13G/A filed by Caisse dépôt et placement du Québec with the Securities and Exchange Commission on February 12, 2021. Caisse dépôt et placement du Québec is the beneficial owner of 948,469 shares of common stock, of which it has sole voting power with respect to 948,469 shares and sole dispositive power with respect to 948,469 shares.

(3)

Information obtained from the Schedule 13G/A filed by The Vanguard Group, on behalf of itself, Vanguard Fiduciary Trust Company, Vanguard Investments Australia, Ltd., Vanguard Asset Management, Limited, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Canada Inc., Vanguard Investment Hong Kong Limited, and Vanguard Investments UK, Limited with the Securities and Exchange Commission on February 8, 2021. The Vanguard Group is the beneficial owner of 916,576 shares of common stock, of which it has shared voting power with respect to 16,939 shares, shared dispositive power with respect to 29,845 shares, and sole dispositive power with respect to 886,731 shares.

(4)

Information obtained from the Schedule 13G/A jointly filed by Renaissance Technologies Holdings Corporation and Renaissance Technologies, LLC with the Securities and Exchange Commission on February 11, 2021. Renaissance Technologies, LLC is the beneficial owner of 753,951 shares of common stock, of which it has sole voting power with respect to 735,551 shares, and sole dispositive power with respect to 753,951 shares. Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies, LLC and therefore is deemed to be the beneficial owner of shares of common stock owned by Renaissance Technologies, LLC.

(5)	Based on information furnished to Unitil by its Directors, Directors who retired in 2020, executive officers, and by Ms. Vaughan, a former executive officer.

(6)

Restricted Stock Units (“RSUs”) are granted to the Directors who have elected to receive RSUs in lieu of common stock as the equity portion of the annual retainer for Board service for the particular year. RSUs will settle as 70% stock and 30% cash upon retirement or other separation from the Board. RSUs were granted annually from October 2012 through and including October 2020 and include cumulative dividend equivalents earned as of December 31, 2020. If a Director is subject to the specified employee payment provision in Section 409A of the Internal Revenue Code, payment of the RSUs may be delayed for six months and the RSUs would not be paid within 60 days of the Record Date.

(7)	Dr. Antonucci, Mr. Brownell, Mr. Elfner and Mr. O’Shaughnessy retired from the Board on April 29, 2020.

(8)

Included are 2,313 shares that are held in trust for Mr. Meissner under the terms of Unitil’s 401(k). Mr. Meissner has sole voting and dispositive power only with respect to the shares credited to his account. Also included are 25,636 shares of unvested restricted stock granted under the terms and conditions of the Company’s Second Amended and Restated 2003 Stock Plan (the “Stock Plan”).

(9)	Mr. Hevert was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company on July 28, 2020.

(10)	Included are 4,970 shares of unvested restricted stock granted under the terms and conditions of the Stock Plan.

(11)	Included are 3,647 shares of unvested restricted stock granted under the terms and conditions of the Stock Plan.

(12)	Included are 4,406 shares of unvested restricted stock granted under the terms and conditions of the Stock Plan.

(13)	Included are 2,806 shares of unvested restricted stock granted under the terms and conditions of the Stock Plan.

(14)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer & Treasurer of the Company on March 16, 2020.

(15)

Included are 2,345 shares that are held in trust for the Executive Officers under the terms of Unitil’s 401(k) and 43,349 shares of unvested restricted stock granted under the terms and conditions of the Company’s Stock Plan. No shares held by any Director or Executive Officer have been pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our executive officers, Directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file certain reports of ownership and changes in share ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Based upon our review of such forms that were filed in 2020, and written representations from certain reporting persons that such forms were not required to be filed by those persons for the reporting year 2020, we believe that all filing requirements applicable to our officers and Directors during 2020 and through March 2021, were met.

CORPORATE GOVERNANCE

Unitil’s Board and management are committed to comprehensive and effective corporate governance practices. The Board believes that good corporate governance is the key to our long-term success, and the foundation to ensuring that the Company is operated in the best interest of shareholders and all other stakeholders. Accordingly, the Board has unconditionally adopted Corporate Governance Guidelines and Policies of the Board (the “Guidelines”), as described below, to assist Directors in the pursuit of superior Board function, effectiveness, communication and transparency in the governance of the Company. The Board and management believe that the ethical character, integrity and principles of the Board and senior management remain the most important safeguards of good corporate governance. Our RISE values require that solid governance practices are intrinsic to our Company culture, and are critical to long-term value creation and, ultimately, the sustainability of the Company.

The Guidelines represent the current view of the Board on governance and should not be viewed as rigid restraints. We will continue to monitor new developments and regulations, as well as emerging issues concerning corporate governance and financial disclosure, and will adopt changes and new policies, as appropriate. These Guidelines are reviewed regularly and are subject to modification from time to time by the Board. The Guidelines are available for review on the Corporate Governance page of the Investor Relations section of our website at unitil.com/investors, and are available in print to any shareholder or other interested party free of charge upon request to the Corporate Secretary at 1-800-999-6501 or at the address listed in the section entitled Information about the Annual Meeting.

ROLE OF THE BOARD

The Board is elected by the shareholders to oversee the long-term health and overall success of our business and to ensure our ongoing financial strength. The Board serves as the Company’s ultimate decision-making body on all matters, except for those reserved for or shared with the shareholders or committees of the Board. In the pursuit of excellence in corporate governance, all members of the Board are expected to adhere to a set of core values and our Code of Ethics, without exception.

DIRECTOR INDEPENDENCE

Our Guidelines stipulate that a majority of the members of the Board, and all members of the Audit, Compensation, and Nominating and Governance Committees, must be independent (as defined in Section 303A.02 of the NYSE Listed Company Manual—Corporate Governance Standards). As a listed company on the NYSE, we must adhere to the independence standards set forth by the NYSE, and the Board has formally adopted independence criteria corresponding to the NYSE rules for director independence. The NYSE Listed Company Manual includes additional independence requirements for Audit Committee and Compensation Committee members. In addition, Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) includes additional independence requirements for Audit Committee members.

Our Corporate Governance Guidelines, as well as the NYSE independence standards, require that the Board annually affirm the independent status of non-employee or “outside” Directors. The Board makes this affirmation annually in January, and based on its last comprehensive review on January 27, 2021, the Board determined at that time, with the exceptions of Mr. Meissner and Mr. Collin, all of the current Board members are independent.

During its annual independence review and affirmation, the Board applies the independence standards set forth in our Guidelines and by the NYSE. Under these requirements, the members of the Board who qualify as independent must be free from any material relationship that would interfere with the exercise of independent judgment as a member of the Board. An independent Director is one for whom the Board has affirmatively determined that he or she, individually or through a member of his or her immediate family, does not have or has not had management responsibility with the Company or otherwise been affiliated with Unitil for the past three years and who has no material relationship, either

Affirmed as Independent January 27, 2021 ✓ WinfieldS. Brown ✓ LisaCrutchfield ✓ SuzanneFoster ✓ EdwardF. Godfrey ✓ MichaelB. Green ✓ EbenS. Moulton ✓ JustineVogel ✓ DavidA. Whiteley
directly or as a partner, shareholder or officer of an organization with such a relationship with Unitil. This definition generally leaves the Board the discretion to determine, on a case-by-case basis, what constitutes a “material relationship” with us. The Board exercises this discretion in a manner that is consistent with applicable NYSE and SEC regulations and standards. In addition, members of the Board are obligated to notify the full Board of any material changes in their relationships that may affect their independence status as determined by the Board. The obligation encompasses all relationships between Directors and Unitil and its subsidiaries and/or members of senior management.

RISK OVERSIGHT

The Board is responsible for the oversight of management, the development of Company policy and strategy, and the ongoing assessment of the Company’s operational effectiveness and financial strength, which includes the oversight of risk. The Board’s ultimate goals are to ensure that Unitil continues as a successful and sustainable business, to optimize financial returns in light of the business risks, to increase shareholder value over time, and to protect the interests of all stakeholders.

We have a formal Enterprise Risk Management (“ERM”) program which has been in place since 2014. The Board has definitive oversight responsibility for the ERM program in accordance with its fiduciary duty. Management provides the Board with a formal report annually, as well as with quarterly status updates, and any other updates as needed, which could include the identification of a new risk, or a change in risk velocity or mitigation strategy. The Board also receives a quarterly presentation on a specific risk topic selected from the ERM program for greater depth of understanding of the selected risk.

The ERM program is a foundation for risk management that is relevant, sustainable and scalable. The ERM program is designed to identify potential risks, and to manage risks within our risk appetite in order to sustain operations and achieve business and strategic objectives. In building the ERM program, the potential risks relating to our business were defined using a comprehensive set of risk disclosures which are described in Part I, Item 1A. Risk Factors of our 2020 Annual Report on Form 10-K filed with the SEC on February 2, 2021.

In its oversight role, the Board is supported by the Risk and Compliance Committee (the “RCC”), a multi-function management committee created to provide recommendations on systems, policies and processes to achieve objectives, mitigate risk and ensure compliance. The RCC, chaired by Mr. Hevert, works with Mr. Meissner to evaluate and provide direction with respect to risk identification and assessment, risk management and mitigation, and the specific guidelines and policies governing the process. The RCC also works directly with functional managers on emerging risks and mitigation plans. The RCC provides quarterly reports on the status of the ERM program to the Board, as well as an annual report at the strategic planning meeting.

Like all companies, we face a variety of risks, both internal and external, and many factors work simultaneously to affect our overall business risk. The Board recognizes that our business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board works within a climate of respect and candor, fostering a culture of open dialog between Board members and senior management, which includes comprehensive knowledge of Unitil’s many elements of risk. Overall, the Board believes that a systematic and proactive approach to properly oversee risk management has been defined and enhanced by the ERM program, which will continue to evolve through ongoing review and assessment of the existing and emerging risks facing the Company.

LEADERSHIP STRUCTURE

The current leadership structure of the Board consists of a combined chairman and chief executive officer (“CEO”) position which has been held by Mr. Meissner since April 2018.

At this time, the Board believes that as a small-cap domestic corporation, the combination of these two positions is the optimal structure to guide the Company and maintain the focus required to achieve our long-term strategic goals. The CEO and president is the direct link between senior management and the Board. As a utility professional with over 30 years of industry experience, Mr. Meissner provides both critical insight and perception to the Board as well as valuable feedback to senior management through his comprehensive understanding of the issues at hand.

In July 2020, the Board re-appointed Mr. Green to serve as the lead independent director (the “Lead Director”) for the coming year. In his role as Lead Director, Mr. Green, who also serves as the chair of both the Audit Committee and the Executive Committee, presides at all meetings of the Board in executive session. The Lead Director Charter outlines the responsibilities and expectations of the Lead Director.

The existence and activities of the Lead Director do not alter the traditional roles and responsibilities of the Board as a whole, or Unitil’s management.

Lead Director

Responsibilities & Expectations

Leadership:

Provide leadership and guidance to the Board on the fulfillment of its fiduciary duties, as well as the organization’s mission, vision, corporate governance and strategic direction.

Meeting Management:

Chair all meetings of the Board in executive session, as well as Board meetings at which the Chairman is not present. Encourage meeting participation, information sharing, and candid discussion with the goal of prudent decision-making and efficient and effective meetings.

Relationship Management:

Provide independent advice and counsel to the Chairman and CEO with particular emphasis on Board relations and matters of strategic importance; provide a communication conduit between the Board and the Chairman and CEO, as needed or requested.

Corporate Governance:

Facilitate, with the assistance of the Corporate Secretary, the annual board evaluation on key Board and committee-related matters.

Board Culture and Conduct:

Promote the continuation of a collegial and mutually respectful Board culture. Intervene, when necessary, in instances involving conflict of interest, confidentially, director performance, and other Board policies.

BOARD SUCCESSION PLAN

The Board is engaged in ongoing succession planning, which is led by the Nominating and Governance Committee. The Board Succession Plan addresses upcoming retirements, committee membership and rotation, class balancing, skill set requirements and gaps, and planning for unforeseen events. The Board Succession Plan is also directly linked to both new director recruitment actions and diversity goals.

RETIREMENT POLICY

No Director may be nominated as a candidate for re-election as part of the slate of Directors that we propose, nor may any person be nominated as a candidate for election, after he or she has reached age 75. Directors are not, however, subject to specific term limits. Due to the complexity of the utility industry, we value the insight that a Director is able to develop over a period of time. The Board believes that tenure provides an enhanced contribution to the Board, including the benefits of valuable experience and familiarity, which is in the best interest of shareholders.

DIRECTORS’ STOCK OWNERSHIP AND RETENTION POLICY

The Board believes that its members should own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All non-employee Directors must own shares of common stock in the equivalent value of three times the current annual cash retainer for Board service. Shares of restricted stock and restricted stock units (“RSUs”) are counted towards this total. The ownership requirement is calculated annually on January 1, and as of January 1, 2021, the ownership requirement is currently $195,000 in value. Mr. Collin, Ms. Crutchfield, Mr. Godfrey, Mr. Green, Mr. Moulton, and Mr. Whiteley meet the stock ownership requirement. Any new Director who joins the Board has four years from the date of first election to the Board by shareholders to accumulate the required number of shares of common stock, which currently applies to Mr. Brown, who has served on the Board for one year, as well as Ms. Foster and Ms. Vogel, both of whom have served on the Board for two years and are standing for re-election at the Annual Meeting. Additionally, all members of the Board are required to hold all forms of equity received from the Company until retirement or other separation from the Company. For Board members, this includes all forms of equity received as part of the annual retainer for Board service. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

RESIGNATION POLICY

A Director is required to tender his or her resignation if he or she receives a “withhold” vote greater than 50% of the shares voted at the annual meeting of shareholders in an uncontested election. If an incumbent Director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to recommend the acceptance of the Director’s resignation and will submit such recommendation for prompt consideration by the Board. The Director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

The Board nominates for election or re-election to the Board only candidates who agree to tender, promptly following the annual meeting at which they face election or re-election as Director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the annual meeting at which they face re-election and (ii) Board acceptance of such resignation. In addition, the Board fills board seat vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this policy. All candidates proposed for election or re-election at the Annual Meeting have agreed in writing to abide by this policy.

MEETING ATTENDANCE

Directors are expected to make a determined effort to attend all meetings of the Board and applicable committees upon which they serve. In 2020, the Board held five meetings, and its committees held a total of 35 meetings, collectively. No Director attended less than 75% of the aggregate number of meetings of the Board and applicable committees. In 2020, for the second year in a row, perfect attendance was achieved with all Directors attending 100% of the meetings held in 2020. Directors are encouraged to attend the Annual Meeting, although there is no formal requirement to attend. In 2020, due to the restrictions of the COVID-19 pandemic and the inherent danger of group gatherings, the Annual Meeting was abbreviated to address formal business only, and one Director was in attendance.

EXECUTIVE SESSIONS

Non-employee members of the Board have the opportunity to meet in executive session, without members of management present, either prior to the start or following the adjournment of each Board and committee meeting. During 2020, the Board met in executive session on four occasions. Mr. Green, the Lead Director, presided at all four meetings.

CODE OF ETHICS

Our Code of Ethics (the “Code of Ethics”) is a statement of our high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all of our Directors, officers and employees. The Board unanimously approved the Code of Ethics in 2004, and along with all management personnel, annually affirms understanding of, and agreement and compliance with, the Code of Ethics. The Nominating and Governance Committee reviews the Code of Ethics annually for any required or desirable revisions. Should the Board adopt any changes to, or waivers of, the Code of Ethics, those changes or waivers will be promptly disclosed and posted on our website at the address noted below. To date, there have been no changes to or waivers requested or granted with regard to the Code of Ethics. A copy of the Code of Ethics can be viewed on our website at unitil.com/investors.

MANAGEMENT SUCCESSION PLANNING

Effective executive leadership is critical to our success. The Board oversees the senior management succession planning process to ensure that effective plans are in place for succession of the CEO, as well as other senior management positions. The succession plan addresses contingencies for retirement, resignation, death, disability, or other untimely departure of the CEO and/or other members of senior management for a smooth transition on both an interim and long-term basis. In 2019, the management succession plan was evaluated for gaps and other risk factors. As a result of that evaluation, in 2020, the management succession plan was expanded and developed further to include middle management and other key positions, including long-serving employees nearing retirement. The management succession plan is an ongoing and fluid process that is reviewed and updated regularly to address both immediate needs and long-term goals. Also in 2020, in light of the COVID-19 pandemic, management established a Crisis Succession Plan for key officers to establish clear succession protocol in the event of an emergency. The Crisis Succession Plan is a stand-alone plan and does not replace or reduce ongoing management succession planning efforts.

EXECUTIVE COMPENSATION RECOVERY POLICY

In the event we are required to prepare an accounting restatement of our financial statements due to the material noncompliance with any financial reporting requirement under the securities laws, we shall be entitled to recover any excess performance-based compensation received by any current or former covered executive during the three-year period immediately preceding the date on which we are required to prepare an accounting restatement. To the extent allowed by applicable law and the listing standards of the New York Stock Exchange, we may seek to recover any such excess performance-based compensation at the direction of the Compensation Committee after consideration of the costs and benefits of doing so, and as approved by Board.

“Performance-based compensation” includes all annual incentives and long-term incentives (whether in cash, in equity, or otherwise) with performance features based on Unitil’s or a group’s performance, the award or size of the award of which was contingent upon such performance.

The policy does not apply to restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by our decision to change one or more accounting practices as permitted by applicable law.

EXECUTIVE STOCK OWNERSHIP POLICY

Chairman, CEO and President	4X
Chief Financial Officer	3X
All Other Named Executive Officers	2X

All Named Executive Officers are required to own shares of our common stock in the equivalent value of a multiple of base salary. All shares of our common stock that are owned directly or beneficially, shares of restricted stock that are awarded, whether vested or unvested, as well any shares of Unitil common stock held in the Tax Deferred Savings and Investment Plan will be counted towards the required total. Any newly appointed Named Executive Officer will have four years from the date of appointment to obtain the required shares of stock. The required equivalent value for all Named Executive Officers will be recalculated annually on January 1. Any executive officer who may regress into a shortfall position as a result of the January 1 recalculation after expiration of the initial phase-in period will have until December 31 of that calendar year to meet the new required equivalent value. As of the date of this proxy statement, all current Named Executive Officers have met the stock ownership requirement, with the exception of Mr. Hevert. Mr. Hevert was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in July 2020, and he will have until July 2024 to meet the ownership requirement.

EXECUTIVE STOCK RETENTION POLICY

The Board believes that our executive officers should own a significant number of shares of our common stock to properly align their interests with those of the shareholders. All Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

PROHIBITION ON HEDGING AND/OR PLEDGING COMPANY STOCK POLICY

All members of our Board and our executive officers are prohibited from engaging in short sales or engaging in any hedging transaction with respect to our common stock, as well as engaging in any transactions that result in pledging, or using as collateral, shares of our common stock in order to secure personal loans or other obligations, including any shares that may be a margin account.

COMMUNICATION WITH THE BOARD

Shareholders and other interested parties who desire to communicate with the Board, a committee of the Board, the non-management or independent Directors as a group, or an individual member of the Board may do so in writing by sending a letter c/o Corporate Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720 or via email to whitney@unitil.com. The Corporate Secretary will screen all correspondence for security purposes, and will also determine whether the communication relates to business matters that are relevant to us. If the correspondence meets these standards, it will be promptly forwarded to the appropriate Director(s).

NOMINATIONS

The Nominating and Governance Committee is responsible for recommending to the Board the slate of Director nominees for election by our shareholders. The Board reviews and, as appropriate, approves all Director nominees to be presented to our shareholders for election. As provided in Article III of our Bylaws, any vacancy occurring in the Board, whether due to the death, resignation or other inability to serve of any Director previously elected may be filled by the affirmative vote of a majority of the remaining Directors.

General Nomination Process

The Nominating and Governance Committee determines the required selection criteria and qualifications of Director nominees based upon the needs of the Company at the time nominees are considered. See also the section entitled Qualifications and Skills of Directors below. Director candidates will be selected based on input from Directors, executive officers, and if the Committee deems appropriate, a third-party search firm. Minimum criteria for Director nominees are set forth below, as well as in the Corporate Governance Guidelines. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates with potential conflicts of interest will be identified and disqualified, as appropriate. In addition, the Committee will consider criteria including independence, proven leadership capabilities, business experience, areas of expertise, and factors relating to the composition of the Board, such as size, structure, and diversity. The Board seeks to include diversity of backgrounds, perspectives, experience and skills among its members. The Committee will consider these criteria for nominees identified by the Committee, by other Directors, by shareholders, or through another source. When current Board members are considered for nomination for reelection, the Committee also takes into consideration their prior Board contributions, performance, and meeting attendance records.

The Committee makes a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, an indication of his or her willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as our specific needs at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used for further evaluation. On the basis of information collected during this process, the Committee determines which nominee(s) to recommend to the Board for approval to submit for election at the next annual meeting of shareholders, or to fill vacancies on the Board that occur between shareholder meetings. The Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Board may elect, at its discretion, to participate in an additional round(s) of interviews with one or all candidate(s) recommended by the Committee.

The Committee’s dedicated actions and well-planned process resulted in the addition of four outstanding and highly qualified Board members in the past two years, all of whom have varied and extensive experience in numerous important areas that have proven to enhance the Board’s strong skill set and diversity goals. The Board is dedicated to the importance of diversity in all respects, including professional experience, unique skill sets, age, and gender for sustainability in the long-term and ongoing value creation for our shareholders.

Shareholder Nominations

Shareholders who wish to recommend a nominee for consideration by the Committee may do so by sending the following information to the Committee c/o the Corporate Secretary at the address listed in the section entitled Corporate Governance – Governance Policies of the Board—Communication with the Board: (1) the name of the candidate with brief biographical information and his or her resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a Director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and proof of ownership of the number of shares currently held.

Additionally, nominations of persons for election to the Board made by any of our shareholders must comply with all procedures set forth in Article IV – Nomination of Directors of our Bylaws.

No candidates for Director nominees were submitted to the Committee by any shareholder in connection with the Annual Meeting.

SHAREHOLDER RIGHTS

Our shareholders are entitled to certain rights by law as well as those granted in our Bylaws and Articles of Incorporation.

Shareholder Rights

We do not have classes of stock with unequal voting rights.

All shareholders are entitled to vote for all current director nominees.

We do not have a poison pill in effect.

No shareholder has a preemptive right.

The Board is authorized to issue only shares of common stock, no par value; no preferred stock is authorized.

Our Articles of Incorporation and our Bylaws may be amended by shareholders with a simple majority vote.

Shareholder approval is required to materially modify our capital structure.

QUALIFICATIONS & SKILLS OF DIRECTORS

The Board believes there are general qualifications that all Directors must exhibit, and other qualifications, attributes, skills and experience that should be represented on the Board as a whole, but not necessarily by each Director.

Qualifications Required of All Directors

The Board requires that each Director be a person of high integrity and superior ethical character with a proven record of leadership and accomplishment in his or her chosen field. Each Director must demonstrate innovative and independent thinking, understand complex principles of business, finance, and utility regulation, and demonstrate familiarity with and respect for corporate governance requirements and practices. Directors must also comply unequivocally with the Code of Ethics, and be free of conflicts or potential conflicts of interest, and a sufficient number of Directors must meet the requirements of independence as set forth by the NYSE, as appropriate. Directors must be willing and able to dedicate the proper amount of time and effort to service on the Board as necessary to fulfill his or her responsibilities as a Director, and must not serve on more than two public company boards if currently holding a position of chief executive officer or an equivalent position, or on more than three public company boards if serving in an alternate role, or if retired.

Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified certain qualifications, skills, experience and background that it believes are important to be represented on the Board. The Nominating and Governance Committee is charged with the responsibility of tracking the Directors’ professional experience and skill sets with a board inventory matrix (the “Skills Matrix”). The Skills Matrix lists 19 categories of skills and attributes considered by the Board and the Committee to be advantageous to the regulated utility business, as well as for a company of our size and complexity. The Committee uses this information to assess overall Board composition and to identify existing and potential gaps. This information is also used for recruiting and evaluation purposes when there is a vacancy, or an expected vacancy, on the Board. The Skills Matrix has proven to be a valuable tool in this assessment exercise. The Board strives to represent a meaningful cross-section of business and industry experience, education, and specialized skill sets with a group of diverse individuals who add an element of quality to our corporate governance framework, and who fairly and without compromise execute their fiduciary duty to serve the best interests of our shareholders and all of our stakeholders.

The Skills Matrix Summary outlines certain essential key qualifications and experience that the Board believes should be represented on the Board for optimal oversight of our business and the effective exercise of its fiduciary duty to shareholders. Directors standing for re-election are also evaluated by the Committee for recommendation to the Board using a set procedure based on the expectations of Board members, which is provided to all members of the Board and reviewed annually. The evaluation includes contribution to the Board and committees served upon; unique skills, expertise and attributes; attendance and preparedness; and willingness to continue serving. Overall continuity and chemistry of the Board are also considerations, as well as factors relating to the composition of the Board, such as size and structure, and the diversity of backgrounds, perspectives, experience and skills among its members. Tenure on the Board is considered to be a uniquely valuable qualification in the highly regulated utility industry.

The Nominating and Governance Committee periodically reviews and, as needed, updates, the Skills Matrix. This generally involves a self-evaluation by each Board member concerning what they perceive to be their own primary and secondary skills within the Skills Matrix. This helps to ensure the Skills Matrix is current and relevant, and also defines the Board’s strongest skill sets, which are currently C-Suite experience, financial expertise, strategic planning, and utility operations and regulation.

BOARD DIVERSITY

Although the Board does not have a formal diversity policy, it believes that diversity, including gender diversity, is essential for a well-functioning board, the creation of shareholder value, and ultimately, the sustainability of Unitil over the long term. The Board seeks to maintain an optimal diversity mix through an appropriate balance diverse backgrounds, perspectives, tenure, professional experience and skills among its members. The Board feels strongly that a variety of points of view and experiences contribute to a more effective decision-making process, and considers diversity of gender, age, competencies, and professional experience in the evaluation of all candidates for Board membership. The Board also considers how the experience and skill set of any new Director nominee complements those of existing Directors and fellow Director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Board’s current diversity profile is illustrated above.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee is responsible for reviewing and approving, as appropriate, all Related Person Transactions (as defined below), in accordance with its charter (the “Audit Committee Charter”). As a result, the Committee has adopted procedures for such review and approval and included such procedures in our

Corporate Governance Guidelines. We had no Related Person Transactions requiring disclosure in 2020, and there are no Related Person Transactions requiring disclosure currently proposed for 2021. “Related Person” and “Related Person Transaction” are defined in Item 404(a) of SEC Regulation S-K.

Transactions between Unitil or one or more of its subsidiaries and one or more Related Person may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics generally requires all employees, officers and Directors to avoid engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to us than could be obtained from an unrelated person.

RELATED PERSON TRANSACTIONS

Review & Approval Procedure

Requirements

◾ all Related Person Transactions and all material terms of the transactions shall be communicated to the Audit Committee for evaluation, including, but not limited to the approximate dollar value of the amount involved in the transaction, and all material facts as to the Related Person’s direct or indirect interest in, or relationship to, the Related Person Transaction

◾ each Related Person Transaction, and any material amendment or modification to any Related Person Transaction, must be reviewed and approved or ratified by the Audit Committee

RELATED PERSON TRANSACTIONS

Basis for Audit Committee

Evaluation of Transactions

◾ information provided by members of the Board during the required annual affirmation of independence, at which the members of the Audit Committee will be present

◾ applicable responses on Directors’ and Officers’ Questionnaires submitted by Directors and officers and provided to the Audit Committee by the Corporate Secretary or Internal Auditor

◾ background information on nominees for Director provided by the Nominating and Governance Committee

◾ any other applicable information provided by any Director or officer of the Company

In connection with the review and approval or ratification, if appropriate, of any Related Person Transaction, the Audit Committee will consider whether the transaction will compromise our professional standards included in its Code of Ethics. In the case of any Related Person Transaction involving an outside Director or nominee for Director, the Committee will also consider whether the transaction will compromise the Director’s status as an independent Director as prescribed in the NYSE Listed Company Manual, Section 303A, Independent Directors. The procedures followed by the Committee to evaluate transactions with Related Persons are also available in the Corporate Governance portion of the Investor Relations section of our website at unitil.com/investors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The subsection entitled Section 16(a) Beneficial Ownership Reporting Compliance within the Share Ownership section of this proxy statement is incorporated herein by reference.

SUSTAINABILITY

Sustainability is central to our Mission and Vision. It is fully embedded in our key initiatives and strategies, our leadership development and workforce planning, our RISE values (Respect, Integrity, Stewardship and Excellence) and the tone at the top. We believe continued focus on our Mission, Vision, values and goals, and managing the critical success factors outlined in our strategic plan will ensure ongoing profitability and long-lasting growth for the benefit of our customers, employees, investors, and all stakeholders.

Our Approach to Sustainability

Our approach to corporate sustainability reflects a broad set of objectives including superior customer service, affordable rates, service to our communities, environmental stewardship, a steadfast commitment to safety, and the growth and well-being of our employees. Our values state clearly that sustainability initiatives are fundamental to and firmly rooted in our culture. This top-to-bottom emphasis on the very nature of sustainability assures long term benefits and value creation, and reflects our commitment to our corporate responsibilities to our investors, employees, customers, and society at large.

Sustainability Practices and Priorities

We have defined four key areas we believe will be central to the utility industry as the transition to a sustainable future continues. By looking closely at each area, we have identified practices and priorities that demonstrate our commitment to sustainability in support of our stakeholders while simultaneously illustrating our corporate culture in action.

CUSTOMER ENGAGEMENT AND COMMUNITIES

We have a responsibility to put the customer first and to be a vital part of the communities in which we operate. Priorities in this area include superior customer service, community relations and charitable giving, energy affordability for our customers, and economic development in the communities we serve. Superior customer service is also tied directly to one of the metrics we measure for our Incentive Plan.

SAFETY AND RELIABILITY

Safety is in our DNA; we work to make sure we deliver safe and reliable service to our customers. Priorities in this area include system reliability and resiliency, integrity of gas delivery infrastructure, emergency preparedness, and data privacy and cyber security. Electric reliability and gas emergency response time are also each tied directly to a metric we measure for our Incentive Plan.

PEOPLE

We fully recognize that the people who make up our workforce are what makes us special. Finding and retaining quality, highly motivated employees assures that our culture continues to thrive and our Mission is successful. Priorities in this area include workplace safety and sustainability, employee development and engagement, and diversity and inclusion.

ENERGY & THE ENVIRONMENT

We believe that proactive energy resource planning with an emphasis toward lowering greenhouse gas emissions is a central philosophy and a critical element in a sustainable future. Priorities in this area include facilitation of distributed energy resources and storage alternatives, support of utility-scale renewables and lower emissions, end use efficiency and demand, and environmental stewardship.

Sustainability and Strategic Planning

Sustainability is a central element of our strategic planning process. We consider the landscape of the energy industry, our role in that space today, and what we see as our role going forward in the annual development of our plan. We have identified key areas of focus within both our Mission and Vision, and setting and achieving milestones in each Mission focus area while also creating new initiatives closely aligned with our Vision will position us for success today and for years to come.

Mission Focus

Our Mission is to safely and reliably deliver energy for life and provide our customers with affordable and sustainable energy solutions. In our 2021 Strategic Plan, we confirmed six key areas of focus that we believe continue to drive our Mission forward on a daily basis. Four of the six are tied directly to our sustainability priorities and are central to our pursuit of a sustainable future.

Strategic Focus: Customer Engagement Safety & Reliability Energy Supply People Regulation Growth	Sustainability Priorities: Customer Engagement Safety & Reliability Energy Supply People

Vision Focus

Vision Focus: Transformative Customer Solutions Evolving Energy Systems Clean Energy Future

Our Vision is to transform the way people meet their evolving energy needs to create a clean and sustainable future. We see three key areas of focus within this Vision statement, each of which represents avenues we must fully explore as we work to achieve the Vision. Together, we believe concentration on these areas will help ensure our ability to achieve the Mission and continue to create value on a long-term basis for all stakeholders.

Commitment to our Culture and our Employees

Our long-term success is dependent on both what we do and how we do it. Our employees reflect a long-standing culture of dedication to inspired teamwork, constant collaboration, loyalty, and the insistence on the highest possible standards for ethical business practices. Our RISE values (Respect, Integrity, Stewardship and Excellence) set the tone for our actions with all stakeholders, both internal and external. These values are shared by all employees in our organization, and are a source of pride and inspiration.

Our employees are our greatest asset and human capital management is paramount to our long-term success. Succession planning and leadership development have emerged as top priorities. We strive to be the employer of choice in the communities we serve. We work diligently to attract the best talent from a broad range of sources in order to meet the current and future demands of our business. We remain committed to pay equity for similar jobs across our organization, and to the continued fostering of a diverse and inclusive workplace for all employees.

Diversity and Inclusion

Diversity, equity, and inclusion are integral to our culture. In early 2021, our Human Resources and Sustainability teams undertook a 21-day learning challenge focused on racial equity. The materials and topics for this learning challenge were curated by the New Hampshire Businesses for Social Responsibility organization. The culmination of this learning challenge was to create an action plan that reflects our commitment to work for racial equity and social justice. The first components of our action plan are to expand this important conversation to all employees to begin a dialogue and create awareness, foster a culture of support, a safe pathway of communication to leadership, and actively pursue change through policy and programs. We understand that meaningful action starts with understanding the visible and non-visible ways that racism impacts our region and our industry. We are committed to cultivating and preserving a culture of inclusion and connectedness.

Focus on Cybersecurity

Cybersecurity is and will continue to be a primary focus. The protection of our data, customer information and infrastructure is a company-wide initiative in which all employees participate. The Cybersecurity Employee Awareness Program was established in 2013, which includes annual attestation of our Written Information Security Program document, as well as quarterly training and monthly phishing test exercises with training and an escalation procedure for repeated failures. We also perform an annual Cyber Knowledge assessment of all employees to inform the direction of the program and address any knowledge gaps identified.

As we transform our business to meet the needs of future generations, we are fully committed to the environmental, social and governance priorities that matter most to our investors and other stakeholders.

Corporate Sustainability and Responsibility Report

To learn more about the actions, projects and initiatives that enhance the sustainability of our Company, our communities, and our planet, our 2020 Corporate Sustainability and Responsibility Report can be viewed in its entirety on our website at unitil.com/company/sustainability.

We anticipate issuing our 2021 Corporate Sustainability and Responsibility Report in October 2021, which will provide information about our accomplishments in 2020 and our progress in 2021 in support of our sustainability initiatives and priorities.

COMMITTEES OF THE BOARD

The Board has the following standing committees: Audit Committee; Compensation Committee; Executive Committee; and Nominating and Governance Committee. The tables below provide a summary of each committee with respect to membership and primary responsibilities.

Audit Committee

Committee Members	Robert V. Antonucci	Suzanne Foster	Edward F. Godfrey	Michael B. Green	Justine Vogel	David A. Whiteley
Independent:	✓	✓	✓	✓	✓	✓
Financial Expert:	∎		∎	∎	∎
Meetings in 2020:	3	1	5	5	5	5
Latest Charter Review:	October 27, 2020
Primary Charter Directive	◾ To provide independent and objective oversight of the Company’s accounting functions, internal controls and financial reporting

Committee Chair

 NOTES:

(1)	Dr. Antonucci retired from the Board on April 29, 2020.

(2)	Ms. Foster joined the Committee on July 29, 2020.

The Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Each member of the Committee is financially literate, knowledgeable and qualified to review financial statements. The Committee operates under a written charter, which it reviews annually, and adopts amendments, if necessary, to reflect changes governing financial reporting and accounting requirements or its responsibilities. The Audit Committee Report, which appears in the section entitled Audit Matters, more fully describes the activities and responsibilities of the Committee.

Compensation Committee

Committee Members	Robert V. Antonucci	Winfield S. Brown	David P. Brownell	Lisa Crutchfield	Suzanne Foster	Eben S. Moulton
Independent:	✓	✓	✓	✓	✓	✓
Meetings in 2020:	2	4	2	5	5	5
Latest Charter Review:	October 27, 2020
Primary Charter Directives	◾ To establish objectives and interpret the terms of the Company’s compensation policies for base salary, incentive compensation, equity compensation, and benefits programs
◾ Annual Review of CEO performance (jointly with the Executive Committee)
◾ Approval of executive-level base salaries and approval and recommendation to the Board of base salaries for Named Executive Officers
◾ Administration of merit and incentive compensation plans for all appropriate personnel
◾ Review and approval of annual performance measures and approval of annual incentive compensation plan awards

Committee Chair

 NOTES:

(1)	Dr. Antonucci and Mr. Brownell retired from the Board on April 29, 2020.

(2)	Mr. Brown joined the Committee on January 29, 2020.

The Compensation Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities. The specific activities and responsibilities of the Committee are described in greater detail in the section entitled Compensation Committee Operations.

Executive Committee

Committee Members	Lisa Crutchfield	Edward F. Godfrey	Michael B. Green	Thomas P. Meissner, Jr.	David A. Whiteley
Independent:	✓	✓	✓		✓
Meetings in 2020:	1	1	1	1	1
Latest Charter Review:	January 26, 2021
Primary Charter Directives	◾ To act on behalf of the Board when necessary between scheduled Board meetings
◾ Annual Review of CEO performance (jointly with the Compensation Committee)

Committee Chair

The Executive Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities. Committee membership includes the Chairman of the Board, the lead director, and the chairs of the Audit, Compensation, and Nominating and Governance Committees of the Board, as well as any additional Board members appointed at the discretion of the Board.

Nominating & Governance Committee

Committee Members	Winfield S. Brown	David P. Brownell	Lisa Crutchfield	Albert H. Elfner, III	Michael B. Green	M. Brian O’Shaughnessy	Justine Vogel	David A. Whiteley
Independent:	✓	✓	✓	✓	✓	✓	✓	✓
Meetings in 2020:	1	2	4	2	4	2	1	4
Latest Charter Review:	October 27, 2020
Primary Charter Directives	◾ The review and oversight of corporate governance standards

◾  To coordinate searches for potential nominees for Board members, review and evaluate   qualifications of potential Board members, and recommend to the Board nominees for   vacancies occurring from time to time on the Board

◾ To recommend committee membership for Board approval
◾ To review Board member performance prior to recommendation for nomination to stand for election to an additional term
◾ The annual review and evaluation of Directors’ compensation and recommendation of any changes to the Board

Committee Chair

 NOTES:

(3)	Mr. Brownell, Mr. Elfner and Mr. O’Shaughnessy retired from the Board on April 29, 2020.

(4)	Mr. Brown and Ms. Vogel joined the Committee on July 29, 2020.

The Nominating and Governance Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities.

All Committees

The existence and activities of all committees of the Board do not alter the traditional roles and responsibilities of Unitil’s management. All committees may delegate authority to individuals or subcommittees when they deem appropriate, subject to applicable laws, rules or regulations. However, in delegating authority, a committee shall not be absolved from the responsibilities designated under the terms of its respective charter. All committees shall undertake any other action or exercise such other powers, authority, duties and responsibilities as necessary or appropriate to the discharge of the duties and responsibilities set forth in their respective charters or our Bylaws, or otherwise required by the listing standards of the NYSE or other applicable laws, rules or regulations, or as shall otherwise be determined by or assigned by the Board.

The charters for each of the standing committees are available in the Corporate Governance section of the Investor Relations section of our website at unitil.com/investors, or in print to any shareholder or other interested party, free of charge upon request to the Office of the Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720; or to InvestorRelations@unitil.com; or by calling toll free 800-999-6501.

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The following report is submitted by the Audit Committee with respect to Unitil’s audited financial statements for the fiscal year ended December 31, 2020.

In discharging its oversight responsibility regarding the audit process, the Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte the firm’s independence with respect to Unitil.

During 2020, the Audit Committee members received Unitil’s quarterly financial information for review and comment prior to the filing of each of Unitil’s Forms 10-Q with the SEC. In fulfilling its responsibilities relating to the financial statements, the Committee also reviewed and discussed Unitil’s significant accounting policies and the audited financial statements for the fiscal year ended December 31, 2020, with management and Deloitte. Based on the review and discussions with management and Deloitte, the Committee recommended to the Board that the audited financial statements be included in Unitil’s Annual Report on Form 10-K for fiscal year ended December 31, 2020, for filing with the SEC.

Audit Committee Members

Suzanne Foster, Edward F. Godfrey, Michael B. Green (chair), Justine Vogel and David A. Whiteley

PRINCIPAL ACCOUNTANT FEES & SERVICES

The following table presents fees for professional services rendered by Deloitte, Unitil’s independent registered public accounting firm, for the fiscal years ended December 31, 2020, and December 31, 2019.

	Fiscal 2020	Fiscal 2019
Audit Fees	$993,157	$1,060,000
Audit-Related Fees	$0	$30,000
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Fees	$993,157	$1,090,000

Audit Fees

In 2020 and 2019, this category includes fees incurred for professional services rendered by Deloitte for reviewing the quarterly financial statements included in our Quarterly Reports on Form 10-Q, auditing our annual financial statements included in our Annual Report on Form 10-K, and auditing our internal control over financial reporting.

Audit-Related Fees

In 2020, Deloitte did not perform any audit-related services. In 2019, this category includes fees incurred of approximately $30,000 for professional services rendered by Deloitte in connection with registration statements we filed with the Securities and Exchange Commission.

Tax Fees

In 2020 and 2019, Deloitte did not perform any tax services.

All Other Fees

In 2020 and 2019, Deloitte did not perform any services that are not included in the above categories.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm engaged to audit our consolidated financial statements. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Committee. The Committee pre-approved all audit, audit-related, tax and all other services provided by Deloitte during fiscal 2020 and 2019.

COMPENSATION

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee is appointed annually by the Board and is responsible for oversight of the executive compensation program. The Committee has overall authority to establish goals and objectives and to interpret the terms of our compensation policies, including base salary, incentive compensation, equity compensation, and all benefits programs. The Committee discharges its oversight responsibilities by carrying out the specific functions and exercising the authority provided in its charter (the “Compensation Committee Charter”). See the section entitled Compensation - Compensation of Named Executive Officers - Compensation of Directors for information on the Nominating and Governance Committee’s work regarding Directors’ compensation.

The Committee has the authority to delegate some of its responsibilities to individuals or subcommittees of the Committee’s choice, subject to applicable laws, rules or regulations. However, such delegation does not absolve the Committee from the responsibilities that it bears under the terms of the Compensation Committee Charter.

The Committee has the authority to invite executive officers, members of management or other guests to attend its meetings, to perform research, or to provide relevant information or recommendations. In 2020, at the Committee’s request, the CEO and the Vice President of People, Shared Services and Organizational Effectiveness served the Committee in a consultative capacity, providing data and analytical support, as well as management perspective and recommendations relative to employee compensation and benefits, including executive compensation.

The Committee also has the authority to retain or obtain the advice of outside counsel, compensation consultants or other advisors to advise the Committee as it deems necessary. The Committee is directly responsible for the appointment, retention terms (including compensation), and oversight of the work of any adviser it retains. Prior to retaining or obtaining advice from an adviser, the Committee will consider factors relevant to the adviser’s independence from management to the extent required by the NYSE listing standards.

The Committee has periodically engaged a compensation consultant, Willis Towers Watson (“Willis Towers”), to provide compensation study data, including data from selected peer companies and compensation marketplace survey analysis, as well as to provide various recommendations based on study findings and industry trends for the Committee’s consideration. Willis Towers is engaged by and reports directly to the Compensation Committee. Willis Towers receives compensation only for services related to executive compensation, employee benefits and general compensation matters, and neither it nor any affiliated company provides any other services to us or our subsidiaries.

In October 2020, the Compensation Committee engaged Willis Towers to conduct a review of our Executive Stock Ownership Policy compared to competitive market practices for similar utility companies. The Committee requested the review in order to assess this policy with regard to the alignment with competitive market practice in the context of holding requirements, time to achieve and level of long-term incentive compensation provided under the long-term incentive plan. The Committee elected to take no action with regard to the Executive Stock Ownership Policy, but may consider engagement of Willis Towers for further evaluation of long-term incentive compensation in 2021.

See the section entitled Compensation - Compensation Discussion and Analysis for additional information on the comprehensive compensation analysis prepared by Willis Towers in 2019 and the Committee’s work in 2019 regarding compensation-related matters for the 2020 compensation year.

In 2020, we incurred total expenses of $22,186 for services rendered by Willis Towers. The services were approved by the Compensation Committee as part of the Willis Towers 2020 engagement.

In addition, we requested and received information from Willis Towers to assist the Committee in determining whether its work raised any conflict of interest. Based on the responses provided by Willis Towers in its completed Conflict of Interest Questionnaire, there were no conflicts of interest in 2020.

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION

The current members of the Compensation Committee are not current or former officers or employees of Unitil. No member of the Committee has any relationship requiring disclosure under Item 404 of Regulation S-K, Transactions with Related Persons. In addition, none of our executive officers serve on the board of directors or compensation committee of another company where an executive officer of the other company also serves on the Board or Compensation Committee.

RISK AND BROAD-BASED COMPENSATION PROGRAMS

We believe the risks that may arise from our compensation policies and practices, which include, but are limited to, the annual incentive award performance metrics, variable and non-variable pay mix, and limited non-performance payouts are not likely to have a material adverse effect on us because of multiple factors that work together.

Our compensation program is designed with performance metrics sufficiently difficult to motivate management to strive for strong performance without encouraging imprudent or excessive risk-taking.	The Compensation Committee has significant discretion in its determination of incentive compensation awards.

We do not use incentives that encourage short-term, high-risk strategies at the expense of long-term performance and value.	The Compensation Committee considers distinct quantitative factors with regard to incentive compensation.

The variable and non-variable pay mix is proportionally weighted for executive officers and all employees.

The Compensation Committee considers qualitative

factors, such as the unexpected challenges faced during the year, to encourage employees and executive officers and to balance all aspects of our Strategic Plan, both short- and long-term.

COMPENSATION DISCUSSION AND ANALYSIS

2020 PERFORMANCE REVIEW

Challenges:

As a Company, 2020 was one of the most challenging years we have ever faced. Our financial results in 2020 were significantly impacted by two atypical circumstances - the exceptionally warm winter heating season and the financial impact of the COVID-19 pandemic. At year end, we delivered 2020 earnings of $2.15 per share compared to $2.97[1] per share in 2019. We estimate that the negative financial impact of the warmer-than-normal winter was approximately $3.1 million, or $0.20 per share, and the negative financial impact of the COVID-19 pandemic was approximately $1.4 million, or $0.09 per share. Although these were not the financial results we had hoped for, we remain financially strong with a robust pipeline of future investment opportunities, and the foundational elements of our business - the safe, reliable and affordable delivery of electricity and natural gas to our customers – remain strong.

Successes:

While 2020 presented us with significant challenges on many levels, we accomplished noteworthy operational successes that are a testament to our resiliency and commitment to continued execution of the fundamentals of our business for sustained growth over the long term. A summary of some of these successes is below.

Customer Service

◾	We continued to deliver exceptional service to customers, achieving our highest customer satisfaction ratings ever.

Safety

◾

We achieved our best gas emergency response ever, responding to 87.4% of gas odor calls in less than 30 minutes. We were again selected as a Leading Practice Company by the American Gas Association, this time in the area of emergency response and preparedness.

◾

We responded to an unusual number of storm events in 2020, including Tropical Storm Isaias in early August following which we restored electric service to all affected customers in under 24 hours. We also won Edison Electric Institute’s Emergency Response (Assistance) Award for the third time in four years.

◾	We exceeded all safety targets for the year and achieved a DART (days away, restricted or transferred) rate that placed us in the top third of the industry.

[1]

Actual 2019 earnings included a one-time net gain of $9.8 million, or $0.66 per share, on the Company’s divestiture of its non-regulated business subsidiary, Usource, Inc. in the first quarter of 2019.

Employee Satisfaction

◾

We continued to sustain exceptionally high levels of employee pride and engagement. Our employee survey results indicated that 90% of employees are proud to work for us, and 91% of employees would recommend Unitil as a place to work.

Sustainability

◾

We completed a new LEED-Certified state-of-the-art 54,000 square foot operations center for our seacoast New Hampshire electric operations group, which includes advanced sustainability features to address indoor air quality, as well as the reduction of energy and water usage.

◾	Along with the other Massachusetts utilities, we received the top ranking in the nation for “utility-sector” efficiency programs by the American Council for an Energy Efficient Economy.

Infrastructure Investments

◾	We completed a major upgrade of all customer metering systems to achieve state-of-the art advanced metering functionality.

◾	We completed a major upgrade of our Outage Management System.

◾	We completed a state-of-the-art grid modernization project in Townsend, Massachusetts, including a two megawatt battery storage system to support clean energy resources on our distribution system.

In addition to the operational successes noted above, we also continued to advance our long-term strategic planning efforts, specifically in the areas of Customer Choices, Advancing the Grid, Smart Heating and Transportation Solutions, and Future of Natural Gas. And we continued our unbroken record of annual dividend payments since Unitil common stock began trading on the open market in 1984 with an annualized dividend of $1.50 per share in 2020. On January 27, 2021, the Board of Directors voted to increase the 2021 annualized dividend to $1.52 per share.

EXECUTIVE COMPENSATION POLICIES

EXECUTIVE COMPENSATION RECOVERY POLICY

In the event we are required to prepare an accounting restatement of our financial statements due to the material noncompliance with any financial reporting requirement under the securities laws, we are entitled to recover any excess performance-based compensation2 received by any current or former covered executive during the three-year period immediately preceding the date on which we are required to prepare an accounting restatement. To the extent allowed by applicable law and the listing standards of the New York Stock Exchange, we may seek to recover any such excess performance-based compensation at the direction of the Compensation Committee after consideration of the costs and benefits of doing so, and as approved by Board.

[2]

For the purposes of the Executive Compensation Recovery Policy, performance-based compensation is defined as all annual incentives and long-term incentives, whether in cash, in equity, or otherwise, with performance features based on Unitil’s or a group’s performance.

EXECUTIVE STOCK OWNERSHIP POLICY

All Named Executive Officers of the Company are required to own shares of our common stock in the equivalent value of a multiple of base salary. Any newly appointed Named Executive Officer will have four years from the date of	Chairman, CEO and President	4X
	Chief Financial Officer	3X
	All Other Named Executive Officers	2X

appointment to obtain the required shares of stock. Additional information concerning the current share ownership of our Directors and officers can be found in the section entitled Share Ownership —Beneficial Ownership.

EXECUTIVE STOCK RETENTION POLICY

The Board believes that our executive officers should own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

PROHIBITION ON HEDGING AND/OR PLEDGING COMPANY STOCK POLICY

All members of the Board and the executive officers are prohibited from engaging in short sales or engaging in any hedging transaction with respect to Unitil common stock, as well as engaging in any transactions that result in pledging, or using as collateral, shares of Unitil common stock in order to secure personal loans or other obligations, including any shares that may be held in a margin account.

Compensation Philosophy and Administration

The Compensation Committee is responsible for oversight of our executive compensation program. The Committee, the Board and the Company recognize the value and importance of sound principles for the development and administration of competitive compensation and benefit programs. We believe that our executive compensation program (i) is instrumental in the achievement of its short-term and long-term strategic and business objectives,

Executive Compensation – Guiding Principles

◾  Annual compensation (currently defined as base salary, cash incentive and equity compensation for the Company’s employees, including the Executive Officers) should generally target the national market median, which is defined as the middle, or the 50th percentile, of the compensation marketplace.

◾  The compensation methodology for determining base pay increases should be the same for all executive positions including the CEO and other Named Executive Officers.

◾  The compensation methodology should include a consistent formula for determining each component of annual compensation based on both objective and verifiable market data and on attainment of selected performance measures from the Company’s approved strategic plan (the “Strategic Plan”).

◾  The compensation program(s) for all employees should ensure pay equity for similar jobs across the organization.

(ii) provides appropriate rewards for the fulfillment of strong operational and financial performance and (iii) provides appropriate rewards for practicing our core values and principles, which creates lasting value for our shareholders and other stakeholders.

The Compensation Committee utilizes a set of guiding principles in the design and implementation of the Company’s executive compensation program, which are outlined above. The primary goal of the guiding principles is to ensure consistency and fairness in all aspects of the Committee’s oversight of compensation policy. Additional information concerning the processes and operational procedures followed by the Committee can be found in the section entitled Compensation—Compensation Committee Operations.

Compensation Policy & Process

The principal objective of our executive compensation program is to attract, motivate, retain and reward highly qualified employees who are committed to the achievement of solid financial performance, outstanding service to customers, and excellence in the management of our assets. It is our belief that a strong sense of teamwork and shared responsibility are vital to achieving strong performance. Our incentive compensation reflects and supports this philosophy with an appropriate balance of financial and operational goals that apply to the entire management team. See the section entitled Compensation - Compensation Discussion and Analysis - Elements of Compensation for a discussion of the specific goals set, and results achieved, for 2020. We also believe that retention of talented and dedicated key executives will help ensure continued focus on the achievement of long-term growth in shareholder value and overall sustainability, which in turn will provide significant benefits to all of our stakeholders, including shareholders, customers and employees.

Compensation Policy – What We Do and What We Don’t Do

The Compensation Committee continuously strives to make improvements to our executive compensation policies. Below is a summary of what we do and what we do not do with respect to executive compensation, the totality of which the Committee and the Board believe aligns with the long-term interests of our shareholders as well as with today’s commonly accepted best practices in the market.

WHAT WE DO

◾  Apply balanced performance metrics   (financial, operations, customer satisfaction)

◾  Align performance metrics with management   and shareholder interests

◾  Practice prudent goal setting aligned with   Strategic Plan

◾  Ensure a majority of the CEO’s annual   compensation* is variable based on   performance

◾  Enforce significant stock ownership and   holding policy

◾  Adopted executive compensation recovery   policy

◾  Allow only double-trigger change of control   provisions

◾  Monitor pay equity across the Company

WHAT WE DON’T DO

◾  Provide excise tax gross ups of any kind in any Change of Control Agreements or in Mr. Meissner’s Employment Agreement

◾  Allow hedging, pledging or short sale   transactions in Company stock

◾  Encourage unreasonable risk taking

◾  Grant equity awards discounted at values   below 100% fair market value

◾  Allow single-trigger change of control   provisions

◾  Provide excessive executive prerequisites

◾  Allow new entrants into the SERP (the
SERP   was closed in 2018)

* The Committee defines “annual compensation” in its Guiding Principles as “base salary, cash incentive and equity compensation.”

Compensation Decisions for 2020

In 2019, the Committee engaged Willis Towers to conduct a comprehensive review and assessment of senior management compensation, including CEO, CFO, and other Named Executive Officers’ compensation, non-union employee compensation, employee benefits, and Directors’ compensation (the “2019 Compensation Analysis” or the “Analysis”) in the context of market practices and our Compensation Philosophy. The Committee requested Willis Towers provide an assessment of current levels of competitive compensation and broad-based benefit programs to use as a tool to assist the Committee with its decisions concerning 2020 compensation.

The Committee’s standard practice is to engage a compensation consultant to prepare a comprehensive study of all elements of compensation approximately every five years, with updates on executive compensation annually or as needed. The last comprehensive analysis was performed in 2014.

2019 Compensation Analysis - Summary

The 2019 Compensation Analysis scope included an overall analysis of our compensation as it relates to and supports our business strategy, alignment with the compensation philosophy, peer group identification, detailed information on executive, non-union staff and Directors’ compensation, as well as a review of the research methodology and process, key findings with regard to base salary and incentive compensation, program assessment, and several recommendations for the Committee’s consideration.

General Methodology

Towers Watson used both compensation data from published compensation surveys focused on comparably sized organizations in the utility sector and general industry sector (for “cross industry” positions), and compensation data from proxy filings of our approved peer group of 13 publicly traded utility companies with annual revenues between $275 million and $1.6 billion (the “2019 Peer Group”)[3], which was approved by the Compensation Committee in April 2019 for the purposes of this Analysis.

2019 Compensation Analysis Scope

Review of Total Compensation Philosophy

Senior Management Competitive Assessment:

Detailed review of total direct compensation* for approximately 20 executive positions, including the CEO, CFO and other Named Executive Officers

◾  Confirmation of competitive marketplace and   peer group

◾  Assessment of pay level competitiveness and   mix of total compensation

◾  Competitiveness of cash and equity incentive   levels

Non-Union Staff Competitive Assessment:

Competitive assessment of non-union staff cash compensation for 75 jobs covering approximately 150 incumbents

◾  Cash compensation

◾  Appropriateness of salary structure

◾  Analysis of incentive targets

Directors’ Competitive Assessment:

Competitive assessment of total direct compensation* for outside Board members

◾  Confirmation of peer group

◾  Assessment of pay elements including board and   committee annual retainers, meeting fees, board   and committee leadership premiums

Broad Based Benefit Program Assessment:

Review of program design to ensure competitiveness as an element of total compensation

*For the purposes of this analysis, total direct compensation is defined as base salary, annual incentives and long-term incentives.

Compensation Data from Published Compensation Surveys

Compensation data from published compensation surveys focused on comparably sized organizations in the utility sector and general industry sector (for “cross industry” positions)4. Published survey data were size-adjusted based on revenue, employee regression and/or scope parameters. Because the surveys are confidential, the specific data selected by Willis Towers did not indicate survey participants by company name.

[3]

The 2019 selected group includes ALLETE, Inc., Avista Corporation, Chesapeake Utilities Corporation, El Paso Electric Company, Genie Energy, Ltd., MGE Energy, Inc., Northwestern Corporation, Northwest Natural Gas Company, ONE Gas, Inc., Otter Tail Corporation, PNM Resources, Inc., Pattern Energy Group, Inc., South Jersey Industries, Inc.

[4]

The primary sources of data were the Willis Towers Watson CDB Executive Energy Services and General Industry Compensation Databases that provide market compensation data on over 1,000 U.S. organizations, as well as other published survey sources including the Mercer Executive Compensation Survey Report.

Compensation Data from Proxy Filings

Compensation data was also extracted from the 2019 Peer Group proxy filings. The Compensation Committee used this data to analyze only the CEO’s and CFO’s compensation, with the objective of ensuring that CEO and CFO total compensation was reasonable, competitive and consistent with pay practices at peer companies.

Published compensation surveys generally provide a broader sample of data upon which to base compensation decisions, which is essential when analyzing a large number of positions as was the case with the 2019 Compensation Analysis. Data from peer company proxy filings generally validate published survey information with definitive executive compensation data from specific companies.

2019 Compensation Analysis

Pay Elements Focus

◾  Base salary

◾  Total cash compensation (base salary plus annual incentive)

◾  Total direct compensation (base salary plus annual incentive plus long-term incentive)

Methodology: Published Surveys

◾	Published survey data for all positions included in the Analysis were collected.

◾

Survey data for both general industry and utilities market segments reflected the size and scope similar to ours through the use of regression analysis or tabular grouping, where regression data are not available.

◾

Survey data were aged using an annualized rate of 3% to a common date of July 1, 2019 to ensure data consistency, where 3% represents the projected movement in senior executive compensation base pay levels for 2019.

◾	Survey data cover a large number of benchmark positions, and the median (50th percentile) of this data set approximated the 25th percentile of the smaller proxy-based data set.

Methodology: Peer Group Proxy Filings

◾	A benchmarking assessment was prepared using position-specific market data to compare current compensation levels for the CEO and the CFO with compensation levels for comparable positions.

◾	Market data for total direct compensation elements were extracted for the 25th percentile, the 50th percentile (median), and the 75th percentile.

◾

Based on the size of the 2019 Peer Group companies relative to our financial profile (based on fiscal year-end 2018 revenues and number of employees), Towers Watson recommended that we focus on the 25th percentile information within this data set.

2019 Compensation Analysis

Key Findings

Executive Compensation

◾  Base salary: Market positioning for executives, on average, is slightly below the current targeted philosophy.

◾  Target Total Cash (Base salary + target annual incentive compensation): Target annual incentive opportunities for the broader executive group are generally consistent with median market practices.

◾  Actual Total Direct Compensation (base salary + actual annual incentive compensation + expected value of long-term incentives granted in the current year): Actual total direct compensation is 95% of market median, on average.

Willis Towers completed the 2019 Compensation Analysis in July 2019, and provided a comprehensive report outlining the findings of the Analysis and associated recommendations to the Committee for review and consideration.

The 2019 Compensation Analysis allowed the Committee to gain a greater understanding of current compensation in the context of market practices, establish a benchmark upon which to base its compensation decisions for the 2020 compensation year, and accurately assess the competitiveness of each executive officer’s, including the CEO’s and CFO’s, overall compensation and alignment with the Committee’s Compensation Philosophy.

Salary Administration

Our Salary Administration Policy has three objectives:

◾	to provide a compensation program equal to or better than the median of compensation programs provided by geographically comparable businesses;

◾	to manage base salaries in a manner that recognizes and appropriately rewards performance within prescribed budgetary limits; and

◾	to provide base salary opportunities that are competitive with external pay practices for substantially comparable work.

The Salary Administration Policy includes three important components:

Job Description
Every employee of the Company has a job description that represents his or her position within the Company. All job descriptions are written using a requisite format describing the position purpose, principal accountabilities, competencies, challenges, decision making authority, qualifications, and scope and quantitative dimensions.

Job Evaluation
We use a variety of published salary sources and survey data to assist in the review and evaluation of non-executive, non-union job descriptions in order to confirm reasonable and appropriate base compensation for each position. See also the section entitled
Compensation - Base Salary below. This practice provides for internal equity between comparable positions as well as external comparability with other companies. The end result of the job evaluation process is that each job is assigned a pay grade that translates into a salary range. Executive level positions (including the Named Executive
Officers) are reviewed and evaluated independently by Willis Towers.

Market Analysis & Salary Range

Each year we participate in numerous salary market studies to ensure that the competitiveness of base salaries is maintained. We adjust the salary ranges each year based upon the results of these surveys to ensure that we maintain our salary ranges at the median market level. Historically, the salary ranges are adjusted by approximately 2% annually based on market survey data. The midpoint of the base salary range is set at the median level of the broad-based published compensation survey group when compared to similar positions at comparable companies. The minimum in the salary range is determined by multiplying the midpoint by 80%, and the maximum is determined by multiplying the midpoint by 120%. In general, the salary range minimum is commonly the lowest amount we will pay a new employee in the job, with the aim of employees reaching the midpoint of the range within five years. The midpoint is where we strive to pay fully trained, fully competent employees. The midpoint to maximum range is where high-performing employees and long-term employees tend to be paid. Exceptions are occasionally made based on experience, skills, education, and other factors.

Base Salary

We set base salary ranges for every job grade and position based upon salary survey data provided by Willis Towers and in accordance with the Salary Administration Policy described above. In relation to each Named Executive Officer, base salary is set within the salary range based upon individual experience, skills, and education, as well as performance relative to individual annual goals. This process is used for both executive and non-executive positions.

Incentive Compensation – Cash Incentive

We set annual target cash incentive awards equal to the median of the broad-based published compensation survey group for the executive officers’ target cash incentive awards at other comparable companies based on data provided by Willis Towers. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s annual target cash incentive award. We have developed a “balanced score card” approach to setting goals for the annual incentive awards, which includes certain goals from the Strategic Plan that represent success in financial results, electric reliability, gas safety, customer service and distribution cost per customer. The Compensation Committee approves the quantitative goals, also referred to as performance metrics, for these awards annually. See the section entitled Compensation - Compensation Discussion and Analysis— Elements of Compensation for a discussion of the balanced score card.

Incentive Compensation – Equity Compensation

We grant shares of restricted stock to executive participants in the Stock Plan annually. The size of the annual restricted stock award is based upon our achievement of the key performance metrics, which are selected from the Strategic Plan and approved by the Compensation Committee. Each participant’s target award is based on market data for the median of the broad-based published compensation survey group size grant at peer group and other comparable companies, as calculated using data provided by Willis Towers. The Compensation Committee also uses information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s target restricted stock award. The shares of restricted stock vest over a period of four years, and all Named Executive Officers are required to hold all forms of equity, vested or unvested, received as compensation until retirement or other separation from Unitil. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. However, to date, no such waiver has been requested or granted.

Performance-Related Incentive Compensation
In addition to individual performance, Unitil’s performance is a critical component in the determination of how each individual executive is paid relative to the market median of the broad-based published compensation survey group, as described above. For 2020, compensation directly related to our performance, or “at risk” compensation, for each Named Executive Officer, is shown in the table to the right. Ms. Vaughan was not included in this calculation due to her resignation on March 16, 2020. See also the section entitled Compensation – Compensation of Named Executive Officers– Proportional Compensation for additional information on performance-related compensation.	Named Executive Officer	2020 At Risk* Compensation
	Mr. Meissner Mr. Hevert Mr. Black Mr. Brock Mr. LeBlanc Ms. Vaughan	52.2% 46.4% 29.9% 38.8% 32.2% N/A
*At risk compensation is defined as incentive compensation as a percentage of salary plus incentive compensation as reported in columns C, E and G in the Summary Compensation Table.

CEO Pay Ratio

Summary

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. Our principal executive officer is Mr. Meissner (the “CEO”).

We believe the compensation program and salary administration policy should be consistent and internally equitable to motivate all employees to perform in ways that enhance shareholder value. We also believe that our compensation philosophy and processes yield an equitable result for all employees, which is reflected in the resulting ratio.

Methodology

To reasonably identify the median employee, we prepared a list of all active employees (excluding the CEO) as of December 31, 2020. The list included part-time employees. As of December 31, 2020, we employed 512 people of which 347 were non-union employees and 165 were union employees covered by a collective bargaining agreement.

Next, we extracted the taxable wages number reported in Box 1 of the 2020 Form W-2 from our payroll records for each employee, excluding the CEO. We did not annualize wages and salaries for those employees that were not employed for the full year of 2020. The median employee was then identified. Once identified, we calculated the median employee’s total annual compensation in the same manner as the “Total Compensation” shown for the CEO in the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

Results

The table below shows the information used for the calculation of the ratio of the estimated annual total compensation of the median employee identified using the methodology described above to the annual total compensation of Mr. Meissner as calculated for the Summary Compensation Table.

2020 PAY RATIO TABLE
	Year	Salary ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value (3)	All Other Compensation (4)	Total

Thomas P. Meissner, Jr.	2020	$597,740	$388,210	$314,710	$2,445,349	$281,621	$3,977,630
Median Employee	2020	$90,000	—	$5,226	—	$9,621	$104,847

Ratio of Median Employee’s to Mr. Meissner’s Annual Total Compensation							1:38

NOTES :

(1)

The value shown represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the award of restricted stock granted under the Stock Plan on January 26, 2021 for results attained for 2020 performance. The grant date fair value is based on the closing price of Unitil common stock of $39.19 on January 26, 2021. See also the Summary Compensation Table in the section entitled Compensation of Named Executive Officers.

(2)

The values shown include cash incentive awarded on January 26, 2021 for 2020 Management Incentive Plan results. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

(3)

The value shown for Mr. Meissner includes the change Pension value and the change in the SERP value. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

(4)

The value shown for Mr. Meissner for the year 2020 includes an annual vehicle allowance, the Company’s contributions to 401(k) and HSA accounts, non-preferential dividends earned in 2020 on the shares of restricted stock awarded in 2020, and the tax adjustment on the shares of restricted stock that vested for tax purposes in 2020 in accordance with the provisions of the Stock Plan. The value shown for the median employee includes the Company’s contribution to 401(k) and HSA accounts, as well as the employee wellness benefit payment. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

Shareholder Advisory Vote on Executive Compensation

As required by the Dodd-Frank Act, we must provide the opportunity for shareholders to vote, on an advisory basis, on the compensation of executives (commonly known as a “say-on-pay” proposal). We present the say-on-pay proposal to our shareholders annually. Our shareholders will next be asked to vote on the desired frequency of the advisory say-on-pay proposal at the 2023 annual meeting, as required.

2020 Voting Result

At the 2020 annual meeting of shareholders, we presented the required non-binding advisory say-on-pay vote on the compensation of our Named Executive Officers as Proposal 3. As we reported in the Form 8-K, filed with the SEC on May 5, 2020, 95% of shareholders approved by advisory vote the compensation of our Named Executive Officers. The Compensation Committee continues to believe the significant compensation and governance-related changes initiated following the 2018 Annual Meeting are reflected in the superior results of both the 2019 and 2020 say-on-pay advisory vote.

Compensation-Related Policies

◾   No excise tax gross up provision in any Change of   Control Agreements (“COC”)

◾   No excise tax gross up provisions in Mr. Meissner’s   Employment Agreement

◾   Executive Compensation Recovery Policy

◾   Executive Stock Ownership Policy

◾   Stock Retention Policy for Directors and Executives

◾   Anti-Hedging and/or Pledging of Company Stock Policy

Compensation Committee Commitment

In response to investor feedback at the 2018 Annual Meeting, the Compensation Committee committed to meeting the objective that our compensation policies and practices are contemporary, transparent, meet shareholder expectations, and in line with corporate governance best practices. Upon the recommendation of both the Compensation and the Nominating and Governance Committees, the Board approved six new compensation and governance-related policies. The Compensation Committee remains committed to this objective. Details on all compensation and governance-related policies are outlined in the section of this proxy statement entitled Corporate Governance.

Our 2021 say-on-pay proposal is included in this proxy statement as Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

ELEMENTS OF COMPENSATION

Base Salary

Every employee is paid a base salary. The purpose of base salary is to reward employees for the expertise and value they bring to their jobs. Base salary is determined according to our salary policy, which assigns each position a grade and a corresponding salary range. We set salary ranges for every position based upon comparative salary data provided by Willis Towers. The midpoint of the salary range is set at the median level of the broad-based published compensation survey group when compared to similar positions at comparable companies. The minimum parameter in the salary range is determined by multiplying the midpoint by 80%, and the maximum parameter is determined by multiplying the midpoint by 120%. The salary range is then used to manage each employee’s salary, which is based on merit, within the range. For each employee (including Named Executive Officers), base salary is set within the salary range based upon individual performance relative to individual annual goals. The elements of individual performance differ depending on the individual position, but generally include: quality of work; successful completion of established goals; ability to initiate creative solutions; adaptability to change; and impact on our overall performance. The salaries of all employees (including the Named Executive Officers) are reviewed annually, as well as at the time of a promotion or change in responsibilities.

Each position (including all executive officer positions) has a job description that outlines the accountabilities and competencies required. Merit increases are considered at the end of the year based on the evaluation of each person’s performance as related to each accountability listed in the individual job description, as well as the achievement of individual goals established at the beginning of the year. Merit increases are generally effective as of January 1 of each year. Merit increases also are one of the methods used to reach one

Named Executive Officer	Cumulative 2020 Base Salary Increase
Mr. Meissner	4.50%
Mr. Hevert	N/A*
Mr. Black	3.00%
Mr. Brock	8.11%
Mr. LeBlanc	5.94%
Ms. Vaughan	-74.50%
*Mr. Hevert began his employment with us on July 23, 2020.

of our competitive compensation guiding principles, which is to ensure that employees are paid at or near the market median of the broad-based published compensation survey group. Merit increases may also be adjusted by the Compensation Committee to reflect the market value of a job when compared to similar positions at other companies within our peer group, as recommended by Willis Towers.

The process followed to determine base salary increases for the Named Executive Officers begins with an annual summary and evaluation of Unitil’s overall performance provided to the Board by the CEO, which generally occurs in mid-January. The Compensation Committee and the Executive Committee meet jointly in executive session to discuss the evaluation of our overall performance, as well as to discuss the CEO’s performance in relation to our performance for the year, taking into account both the quantitative and qualitative aspects of the performance of both the CEO and Unitil as a whole. The Compensation Committee uses the feedback gained in the joint meeting along with the market competitive salary information previously described to determine an appropriate base salary increase for the CEO based on both merit and market conditions. The CEO provides a recommendation to the Compensation Committee for base salary increases for the other Named Executive Officers. The Compensation Committee then reviews and recommends the base salaries of all of the Named Executive Officers to the full Board for discussion and approval. The Committee’s recommendations are based on the performance evaluations and market information for each of the Named Executive Officers. For 2020, each Named Executive Officer received the base salary increase percentage set forth opposite his or her name in the table above. Ms. Vaughan’s negative 2020 salary increase reflects only her salary for the period of employment prior to resignation in 2020, which was January 1 – March 16, 2020.

Incentive Compensation

Management Incentive Plan

The Unitil Corporation Management Incentive Plan (the “Management Incentive Plan”) provides annual cash incentive payments based upon the attainment of specified goals selected from the Strategic Plan. The Compensation Committee selects participants in the plan and establishes their individual target awards. All executives (including the Named Executive Officers) are
participants in the Management Incentive Plan. The purpose of the Management Incentive Plan, which is consistent with our principal compensation objective, is to provide executives with significant incentives related to performance, thereby providing motivation to maximize efforts on behalf of all of our stakeholders. The Management Incentive Plan is further intended to provide executives with competitive target levels of total compensation when considered with base salaries.	Named Executive Officer	Target Award (% of Base Salary)
	Mr. Meissner	65%
	Mr. Hevert	45%
	Mr. Black	35%
	Mr. Brock	45%
	Mr. LeBlanc	35%
	Ms. Vaughan	45%

For the annual incentive awards, annual quantitative performance goals are established by the Compensation Committee. These goals, which relate to key performance metrics selected from the Strategic Plan, are the same for all employees (including executive officers) to ensure that employees are focused on common bottom-line business, customer service, and operational results. These goals are discussed below in the subsection entitled Incentive Compensation Performance Metrics and Goals. Under the Management Incentive Plan, executive officers receive a cash award if the quantitative goals that are set by the Committee are met. Each executive officer’s Management Incentive Plan target award is established as a percentage of base salary based on the market median of the broad-based published compensation survey group for his or her position when compared to other comparable companies, calculated using data provided by Willis Towers. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s Management Incentive Plan target award. The table above shows the Management Incentive Plan target awards for 2020 as a percentage of base salary for the Named Executive Officers.

Actual awards may be less than or greater than the target awards depending upon actual results achieved. In addition, the Committee has the authority to increase or decrease the annual incentive award under our incentive plans, including the Management Incentive Plan, and restricted stock awards under the Stock Plan. The Committee also has the authority to decide to pay no award when one would otherwise be paid. The Committee has in the past exercised its discretion to both increase and decrease award payments when such calculation did not properly balance the interests of employees and shareholders, but chose not to do so from 2013 through 2019. With regard to the award for 2020 results, the Committee exercised its authority to adjust the award. For additional information on the Committee’s decision to adjust the award, please see the subsection entitled Incentive Compensation Performance Metrics and Goals.

Second Amended and Restated 2003 Stock Plan

Stock Plan Objectives

◾  Optimize profitability and growth through   incentives that link the personal interests of   participants to those of shareholders through   the ownership of Unitil common stock

◾  Provide participants with an incentive for   excellence in individual performance

◾  Promote teamwork among participants

◾  Encourage stock ownership in the Company   for all employee participants in the Stock   Plan

The Unitil Corporation Second Amended and Restated 2003 Stock Plan (as amended, the “Stock Plan”) was initially approved by shareholders at the 2003 annual meeting of shareholders, amended and restated on March 24, 2011, and again amended and restated, effective April 19, 2012. Participation in the Stock Plan is currently limited to Directors, executive officers and other employees and consultants selected by the Compensation Committee. Restricted Stock and Restricted Stock Units (“RSUs”) may be issued to participants in the Stock Plan. The objectives of the Stock Plan are directly tied to the principal compensation objective.

The Committee feels that equity-based compensation ensures that executive officers have a continuing stake in our long-term success. Executive officers are subject to both stringent stock ownership requirements as well as a retention requirement which stipulates that all forms of equity received as compensation from Unitil be held until retirement or other separation from the Company. The Committee believes that the retention requirement provides an additional element of incentive to increase shareholder
	Named Executive Officer Mr. Meissner Mr. Hevert Mr. Black Mr. Brock Mr. LeBlanc Ms. Vaughan	Stock Plan 2020 Target Award $647,543 $148,203 $82,570 $148,203 $82,570 $0

value over the long term. The details of the stock ownership and retention requirements are discussed in greater detail below.

Generally, in late January or early February of each year, the Committee approves annual awards of restricted stock to current executive officers and employee participants in the Stock Plan based upon the attainment of a set of specified goals as discussed above. As with the annual cash incentive awards, target awards are established for each participant that generally vary based upon the job grade level of each participant’s position in accordance with survey data provided by Willis Towers. Each executive officer’s target restricted stock award is set by the Committee based upon recommendations from Willis Towers, with the goal of granting a target award with a value equal to the market median of the broad-based published compensation survey group at the time of grant, which translates to the Stock Plan target award value being set as the job grade salary range midpoint.

Awards of restricted stock generally vest fully over a period of four years at a rate of 25% each year subject to continued employment with us. Participants holding restricted stock have the same rights as all shareholders, including the right to vote the restricted stock and to collect any cash dividends paid on the restricted stock prior to vesting. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s target award. The values of the target restricted stock awards based on 2020 performance are shown in the table above. Ms. Vaughan resigned from the Company on March 16, 2020, and therefore was not eligible to receive an award of restricted stock for 2020 performance.

The value of each possible award extends from a minimum threshold of 50% of the target restricted stock award amount to a maximum of 150% of the target award amount. This award is then reduced for anticipated income taxes and Medicare taxes, with Stock Plan participants receiving the shares net of such taxes, subject to the vesting schedule. As the shares vest, they become taxable income to the participant, and the taxes, previously accounted for, are credited back to participants. This procedure reduces both the dilutive effect of the Stock Plan by granting fewer shares than would otherwise be granted, and the volatility of the Company’s stock in the market by eliminating stock sales that would otherwise be completed to pay personal income taxes. The net restricted stock award provides a market competitive award while minimizing both dilution and volatility.

Stock Ownership and Holding Requirement for Executive Officers

The Board believes that executive officers of the Company should own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All Named Executive Officers are required to	Chairman, CEO and President Chief Financial Officer All Other Named Executive Officers	4X 3X 2X

own shares of Unitil common stock in the equivalent value of a multiple of base salary. All shares of Unitil common stock that are owned directly or beneficially, shares of restricted stock that are awarded, whether vested or unvested, as well any shares of stock held in the Unitil Stock Fund of the Tax Deferred Savings and Investment Plan will be counted towards the required total. Any newly appointed Named Executive Officer will have four years from the date of appointment to obtain the required shares of stock. The required equivalent value for all Named Executive Officers is recalculated annually on January 1. As of the date of this proxy statement, all Named Executive Officers have met the ownership requirement, with the exception of Mr. Hevert, who began his employment with us on July 23, 2020. Mr. Hevert will have until July 2024 to meet the share ownership requirement.

All Named Executive Officers are also required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

Additional information concerning the share ownership of Named Executive Officers can be found in the section of this proxy statement entitled Share Ownership - Beneficial Ownership.

Incentive Compensation Performance Metrics and Goals

We have two compensation plans in which the Named Executive Officers participate where performance metrics and goals are integrally and directly linked to the compensation awarded—the Management Incentive Plan and the Stock Plan. The performance metrics and goals are also directly linked to the Strategic Plan.

Selecting the Performance Metrics and Setting the Goals

Performance metrics and goals are recommended by management annually as part of the strategic planning process. In the Strategic Plan, performance metrics and goals are aligned with the strategies defined for the coming year. The Strategic Plan includes suggested targets for each performance metric, which are reviewed and approved by the Board each year. The Compensation Committee then selects the key performance metrics to be applied to the Management Incentive Plan and the Stock Plan.

When selecting the key performance metrics, the Committee considers a number of factors, including the appropriate mix of financial, operations, and customer-centric metrics, as well as the obligation to meet the various state public utility regulatory requirements to include a certain percentage of operations and customer-focused metrics. The Committee also reviews prior years’ goals and results to ensure stretch goals are set, and may also consider recommendations from Willis Towers when selecting the optimal combination for the coming year. The Committee believes that a prudently set and balanced mix of key performance metrics provides the opportunity, and the incentive, for all employees to contribute to our measurements of success.

The table below shows the performance metrics selected and goals set by the Committee for the

2020 annual incentive awards under our incentive plans, including the Management Incentive Plan and the Stock Plan, as well as the performance results calculated for 2020.

2020 PERFORMANCE METRICS, GOALS AND RESULTS

Metric: 2020	Award Category & Goals	Result	Target Weight	Factor	Weighted Performance Factor

Earnings Per Share	Threshold: $2.19 Target: $2.31 Maximum: $2.43	$2.24 [5] (adjusted) [above threshold, below target]	40%	0.71	28%

Gas Safety	Threshold: 84% Target: 86% Maximum: 88%	87.4% [above target, below maximum]	10%	1.35	14%

Electric Reliability	Threshold: 150 minutes Target: 118 minutes Maximum: 85 minutes	125 minutes [above threshold, below target]	10%	0.88	9%

Customer Satisfaction	Threshold: 82% Target: 87% Maximum: 92%	93% [maximum]	10%	1.50	15%

Cost Per Customer	Electric Threshold: $491 Target: $395 Maximum: $374	$377 [target]	15%	1.00	15%

	Gas [6] Threshold: $258 Target: $312 Maximum: ($34)	$471 [below threshold]	15%	0.00	0%

TOTAL			100%		81%

[5]	Actual EPS result was $2.15. The Compensation Committee made a discretionary $0.09 adjustment to account for the financial impact of the COVID-19 pandemic.
[6]

The Gas Cost Per Customer metric threshold (defined as lower than the most costly third) and maximum (defined as within the least costly third) are both median-based calculations, which means the value in the middle of the range of each of the most costly third and the least costly third. The target is set as an average of all peer company costs. For the 2020 threshold and maximum calculations, one of our defined peer companies experienced an extraordinary event that caused its O&M cost per customer to decrease significantly (in fact, a negative cost per customer was realized) below all other peer companies, which is why the maximum is a negative value, and threshold is lower than target. However, when calculating peer-based metrics results, it is our policy to not exclude an extraordinary event that may occur, including our own, should that be the case.

The Weighted Performance Factor of 81% for 2020 indicates the payout percentage relative to Target used to calculate the actual awards for Management Incentive Plan and Stock Plan participants using the applicable formulas described in the section entitled Incentive Compensation Formulas.

2020 Key Performance Metrics and Goals: Defined

Earnings Per Share (“EPS”)

The goals for the EPS metric are set as a target based on the approved 2020 EPS budget of $2.31 with a plus/minus 5% range to maximum and threshold, respectively, from the target value. The Compensation Committee set the 2020 EPS target equivalent to our budgeted 2020 EPS of $2.31, and agreed that a 5% range from the approved budget to the threshold and a 5% range from the approved budget to the maximum are reasonable stretch goals and provided symmetry in the goals for this metric. The goals for 2020 represent an approximate increase of 6.2% compared to those set for 2019 performance.

Gas Safety

Gas safety is measured as the percentage of the response time to natural gas odor calls answered within a pre-set response time window. In 2020, the response time target is based on a best in class 30-minute response standard. Similar to electric reliability, described below, the shorter the response time standard, the more rigorous the target. In defining the threshold, the Committee considered the minimum acceptable percentage to be not less than 84% and the maximum percentage to be at least 88% of the natural gas odor calls responded to in person be within 30 minutes. For 2020, we responded to 87.4% of our natural gas odor calls within the 30-minute pre-set response time window.

Electric Reliability

Electric reliability is benchmarked using an industry standard index, SAIDI (System Average Interruption Duration Index). SAIDI represents the total length of time the average customer is without electric service during the year, measured in minutes. For added perspective on this metric, a lower number of minutes (without electric service) equates to a more stringent target. The target for reliability performance is determined in accordance with SAIDI using a blend of Massachusetts Department of Public Utilities Service Quality Index, and the New Hampshire 10-year performance history with IEEE (Institute of Electrical and Electronics Engineers) exclusionary rules. For 2020, our SAIDI was calculated as 124.5 minutes.

Customer Satisfaction

Customer satisfaction is measured using direct customer survey feedback to the question “How satisfied are you with the service, excluding price, you are receiving from Unitil?” as compared to the current national benchmark for residential customer satisfaction as compiled by Escalent, an independent human behavior and analytics firm. Escalent administers the survey twice each year from a system-generated random selection of customers from our database. The national benchmark in 2020 is 87%, which was set as the target. In 2020, we achieved a five-year high of 93% in overall customer satisfaction. From a benchmarking perspective, we ranked tenth nationally among the 114 participating utilities for overall customer satisfaction. Compared to our defined utility peer groups (Eastern U.S. and Northeast U.S. regions), we ranked second among 23 Eastern U.S. utilities, and first among eight Northeast U.S. utilities.

Cost Per Customer

Distribution cost per customer is measured against same-year performance of the weighted average of peer group utility companies located in the northeastern United States, based on data reported in Federal Electric Regulatory Commission (“FERC”) and other state reports. Results are weighted 50% electric and 50% gas. The threshold is defined as a lower operations and maintenance (“O&M”) rate per customer than the most costly third of peer utility companies; target is defined as a lower O&M rate per customer than the peer average; maximum is defined as an O&M rate per customer within the least cost third of peer utility companies.7 For the “peer utility companies” referenced in this metric, actual performance is compared to a select group of utility subsidiary companies that have service territory characteristics comparable to ours. O&M per customer data reflects 2019 actual results as reported in regulatory filings. For 2020, our O&M cost per customer for electric division customers was $377, and for gas division customers was $471.

The Role of the Compensation Committee

The Compensation Committee meets annually in the first fiscal quarter to review the performance metrics and results for the previous year, and to approve the annual cash incentive awards and the annual grant of restricted stock awards under the Stock Plan.

For awards for 2020 performance, the Committee exercised its discretionary authority, as provided in its Charter, and applied a qualitative adjustment to the EPS performance metric result after careful consideration of several factors, including the key concern that the preset EPS metric goals for 2020 no longer provided a meaningful measure of the Company’s true performance due to the considerable impact of the COVID-19 pandemic on financial results.

The adjusted result for the 2020 EPS metric includes the Company’s actual EPS of $2.15 with an adjustment for the negative effects of the COVID-19 pandemic on net income of $0.09, for an adjusted EPS result of $2.24. In July 2020, the Committee requested that management track and quantify the financial impact of the COVID-19 pandemic on net income for the full year in order to assist the Committee with any possible qualitative adjustment decision at year end. Additionally, the Committee required the COVID-19 pandemic adjustment be consistent with the amount reported externally to shareholders in the press release issued on February 2, 2021, announcing our 2020 earnings. The Committee decided that the $0.09 adjustment represents a reasonable and fair allowance for unplanned events far outside of management’s control and better aligns the interests of employees with those of shareholders after a very difficult and challenging year.

The Committee approved the annual cash incentive awards and the annual grant of restricted stock awards under the Stock Plan for 2020 performance on January 26, 2021.

[7]

2020 electric peer companies include Algonquin Power & Utilities Corp., Avangrid, Energir (formerly, Gaz Metro), Eversource Energy, Fortis, Inc., National Grid, and Versant (formerly, Emera, Inc.). 2020 gas peer companies include Algonquin Power & Utilities Corp., Avangrid, Bangor Natural Gas, Eversource Energy, Fortis, Inc., National Grid and Nisource, Inc.

Incentive Compensation Formulas

Performance Factor

For purposes of the restricted stock awards under the Stock Plan, the Performance Factor was determined based upon the Weighted Performance Factor as shown below.

The Weighted Performance Factor, as shown in the formulas to the right, is the total actual quantitative performance calculation derived by multiplying each “weight” by the corresponding “factor” and adding the results. The “factor” is based upon where the actual performance results fall on the continuum of threshold—target—maximum, with “target” assigned a “factor” of 100%, “threshold” assigned a “factor” of 50%, and

“maximum” assigned a “factor” of 150%. Additional credit, or “weight,” is not provided for performance that achieves values greater than the maximum determined by the Committee, and no credit is given for performance that fails to achieve the threshold determined by the Committee.

Weighted Performance Factor 50% to 69% 70% to 89% 90% to 109% 110% to 129% 130% to 150%	Performance Factor 50% 75% 100% 125% 150%

Other Benefits

Unitil Corporation Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a traditional Defined Benefit Pension Plan covering certain employees of Unitil and our subsidiary companies that provides retirement income benefits based upon years of service, age at retirement and final five-year average salary. The Retirement Plan is closed to new participants, effective January 1, 2010. Employees hired after January 1, 2010 participate in an enhanced 401(k) plan instead of the Retirement Plan. In addition, at the time of closure of the Retirement Plan, existing employee participants were offered a one-time opportunity to elect to remain an active participant in the Retirement Plan, or to accept a frozen Retirement Plan benefit and move to the enhanced 401(k) Plan.

Supplemental Executive Retirement Plan (“SERP”)

The purpose of the SERP is to provide enhanced retirement benefits to certain key executives selected by the Board in order to encourage continued service by these executives until retirement. Currently, only Mr. Meissner and Mr. Black have been named by the Board to participate in the SERP. The SERP was closed to any new entrants in 2018.

SERP Enhancement of Retirement Plan Benefits

◾   all cash compensation towards the benefits formula is counted which   provides a bypass to the compensation limits imposed by the Internal   Revenue Service (the “IRS”)

◾   compensation received from the annual cash incentive awards in the   benefits calculation is included

◾   a final three-year average of salary and annual cash incentive   compensation is used to determine the benefits from the SERP

See also the Pension Benefits Table in the section entitled Compensation - Compensation of Named Executive Officers for the present value of the accumulated benefit for each Named Executive Officer.

Deferred Compensation Plan

The Unitil Corporation Deferred Compensation Plan (the “DC Plan”) is a non-qualified deferred compensation plan that provides a vehicle for participants to accumulate tax-deferred savings to supplement retirement income. The DC Plan is open to senior management or other highly compensated employees with a salary grade of 23 or higher and who do not participate in the SERP. The DC Plan may also be used as a tool for recruitment and retention purposes for newly hired senior executives. The DC Plan design mirrors our Tax Deferred Savings and Investment Plan formula, but provides for contributions on compensation above the IRS limit, which will allow participants to defer up to 85% of base salary, and up to 85% of any cash incentive for retirement. We may also elect to make discretionary contributions on behalf of any participant in an amount determined by the Board. Mr. Brock is the only current Named Executive Officer who has elected to participate in the DC Plan. We anticipate that additional executive officers will participate in the DC Plan in the future.

Change of Control Agreements

We provide certain executives with protection from job loss due to a change of control in the Company in the form of Change of Control Agreements (“COC Agreements”). This protection is primarily provided so that the executives will make decisions and take actions that are in the best interest of shareholders and not unduly influenced by the fear of job loss. We maintain both two-year (originally executed in 2001 and later) and three-year (originally executed before 2001) COC Agreements. Mr. Black and Mr. Brock each have a three-year COC Agreement, and Mr. Meissner, Mr. Hevert and Mr. LeBlanc each have, and prior to her resignation on March 16, 2020, Ms. Vaughan had, a two-year COC Agreement.

All existing COC Agreements are “double trigger” agreements, meaning that two events must occur in order for payments to be made: (i) a change of control must occur; and (ii) an adverse employment action must occur, meaning that we must terminate the executive’s employment other than for cause or disability or the executive must terminate his or her employment for good reason. Double trigger agreements were chosen to protect the shareholders from executives choosing to leave Unitil as result of a change of control where there is no adverse employment action. No existing COC Agreements contain any excise tax or other gross up provision of any kind. We believe that all COC Agreements comply with the provisions of IRS Code Section 409A. See also the section entitled Compensation - Compensation of Named Executive Officers –Potential Payments Upon Termination or Change of Control for a full description of “change of control” as defined in the COC Agreements.

Employment Agreement – Thomas P. Meissner, Jr.

We entered into an employment agreement (the “Employment Agreement”) with Mr. Meissner upon his transition to Chairman, CEO and President on April 25, 2018, for a term of three years. For a detailed description of the Employment Agreement, see the sections entitled Compensation - Compensation of Named Executive Officers – Employment Agreement of the Chief Executive Officer and Compensation - Compensation of Named Executive Officers – Potential Payments Upon Termination or Change of Control.

Executive Perquisites

We limit the use of perquisites as a method of compensation. In 2020, Mr. Meissner and Ms. Vaughan, prior to her resignation on March 16, 2020, both received a monthly automobile allowance, and Mr. LeBlanc was provided with a Company-owned automobile for business and personal use. Please see the All Other Compensation column of the Summary Compensation Table in the section entitled Compensation—Compensation of Named Executive Officers. The perquisites provided to Mr. Meissner are pursuant to his employment agreement, and with the exception of Ms. Vaughan and Mr. LeBlanc as described above, no perquisites are provided to any other Named Executive Officer.

INTERNAL REVENUE CODE SECTION 162(M)

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to the CEO, CFO and certain executive officers. However, for prior to the 2018 tax year, this deduction limitation did not apply to compensation that constituted “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations, as then in effect. In 2018, the “qualified performance-based compensation” exception under Section 162(m) of the Code was eliminated, other than with respect to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. For the 2020 tax year, the deduction limitation applied to all Named Executive Officers. The Committee reserves its right to authorize executive compensation that may or may not be subject to the deduction limitations of Section 162(m) of the Code when it believes that such compensation is appropriate and in the best interests of Unitil and our shareholders.

OTHER EMPLOYEE BENEFITS

Active Employee Benefits

Our employees are the backbone of our Company, and finding and retaining quality, highly motivated employees is critical to sustaining our exceptional culture as well as to our overall success. Our employees reflect a long-standing dedication to inspired teamwork, constant collaboration, and the insistence on the highest possible standards for ethical business practices. To continue to attract and retain the best people, we provide a comprehensive package of employee benefits to substantially all active employees.

Retired Employee Benefits

We provide company-paid life insurance, as well as company-subsidized medical insurance, to qualifying retirees. For non-union employees hired before December 31, 2009 and retiring on or after January 1, 2010, we subsidize post-retirement

Active Employee Benefits

◾  Healthcare Insurance Plans

◾  Dental Insurance Plan

◾  Vision Insurance Plan

◾  Group Life and Supplemental Life, and   Accident and Supplemental Accident   Insurance Plans

◾  Sick Pay and Short Term Disability Pay

◾  Long Term Disability Insurance

◾  Defined Benefit Pension Plan

◾  401(k) Retirement Savings Plan

◾  Flexible Spending Accounts: Flexible   Spending Account and Healthcare   Savings Account

◾  Retirement Planning Services

◾  Wellness Program

◾  Payroll Deduction Stock Purchase Plan

◾  Education Assistance

◾  Employee Assistance Counseling   Program

◾  Annual Flu Shots

◾  Paid Time Community Service Benefit

medical premiums at the same percentage as active employees. For employees hired after December 31, 2009, this subsidy ends when the retiree attains age 65. Post-retirement benefits for employees represented by unions are administered in accordance with the applicable collective bargaining agreement.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of Unitil with respect to the review and approval of the Compensation Discussion and Analysis, which appears above.

In discharging its oversight responsibility, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting.

Compensation Committee Members

Winfield S. Brown, Lisa Crutchfield (chair), Suzanne Foster and Eben S. Moulton

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The table below shows the information specified in paragraph (c)(2) of Item 402 of Regulation S-K concerning the compensation of the CEO, the CFO, and our three other most highly compensated officers for each of fiscal years 2018, 2019 and 2020. Compensation for Ms. Vaughan, our former CFO who resigned from the Company on March 16, 2020, is also included, as required.

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Comp (3)	Change in Pension Value & Non-Qualified Deferred Comp Earnings (4)	All Other Comp		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Thomas P. Meissner, Jr.	2020	$597,740	—	$338,210	—	$314,710	$2,445,349	$281,621	(5)	$3,977,630
Chairman of the Board, Chief	2019	$572,000	—	$755,416	—	$527,956	$1,465,308	$271,428		$3,592,108
Executive Officer & President	2018	$487,721	—	$710,155	—	$459,677	$ 710,845	$ 72,746		$2,441,144
Robert B. Hevert (6)	2020	$153,910	—	$ 77,204	—	$ 56,100	—	$ 15,484	(7)	$ 302,698
Senior Vice President, Chief	2019	—	—	—	—	—	—	—		—
Financial Officer & Treasurer	2018	—	—	—	—	—	—	—		—
Todd R. Black	2020	$301,378	—	$ 43,109	—	$ 85,411	$ 546,779	$ 42,657	(8)	$1,019,364
Senior Vice President, External	2019	$292,600	—	$ 95,865	—	$145,422	$ 578,881	$120,303		$1,233,071
Affairs & Customer Relations	2018	$275,333	—	90,669	—	$139,732	$ 41,024	$ 39,103		$ 585,861
Laurence M. Brock	2020	$286,000	—	$ 77,204	—	$104,247	$ 170,958	$134,405	(9)	$ 772,814
Senior Vice President	2019	$264,546	—	$ 95,865	—	$131,479	$ 194,010	$115,108		$ 801,008
	2018	$226,886	—	$ 90,669	—	$115,144	$ (31,491)	$ 31,768		$ 464,467
Christopher J. LeBlanc	2020	$224,125	—	$ 43,109	—	$ 63,539	$ 229,443	$ 42,319	(10)	$ 602,535
Vice President, Gas Operations	2019	$211,550	—	$ 95,865	—	$ 90,120	$ 229,825	$ 35,519		$ 662,879
	2018	$202,650	—	$ 36,758	—	$ 88,153	$ 2,319	$ 31,467		$ 361,347
Christine L. Vaughan (11) (12)	2020	$ 84,150	—	—	—	—	$ 27,308	$328,221	(13)	$ 439,679
Former Senior Vice President,	2019	$330,000	$150,000	$172,557	—	$210,870	—	$ 60,964		$ 924,391
Chief Financial Officer & Treasurer	2018	—	—	—	—	—	—	—		—

NOTES:

(1)	Officers also hold various positions with subsidiary companies. Compensation for those positions is included in the above table.

(2)

Values shown in column (e) represent the grant date fair value, calculated in accordance with FASB ASC Topic 718 and based on the closing price of Unitil common stock on the date of grant, of awards of restricted stock granted under the Stock Plan for results attained during the years 2018 – 2020. Stock Plan grants were made January 29, 2019 for 2018 results at a price of $49.01, January 28, 2020 for 2019 results at a price of $63.91, and January 26, 2021 for 2020 results at a price of $39.19. See also the Grants of Plan-Based Awards Table in the section entitled Compensation - Compensation of Named Executive Officers.

(3)

The terms of the Management Incentive Plan provide a cash incentive opportunity if we meet certain pre-established performance targets (see the section entitled Compensation- Compensation Discussion and Analysis). The amounts shown for each Named Executive Officer reflect the cash incentive awarded on January 29, 2019 for 2018 results, January 28, 2020 for 2019 results, and January 26, 2021 for 2020 results. See also the Grants of Plan-Based Awards Table in the section entitled Compensation – Compensation of Named Executive Officers.

(4)

The amounts shown reflect the change in pension value (for Mr. Meissner, Mr. Black, Mr. Brock, and Mr. LeBlanc) plus the change in the SERP value (for Mr. Meissner and Mr. Black) plus earnings under the Deferred Compensation Plan in 2020 (for Mr. Brock and Ms. Vaughan). Mr. Hevert does not participate in the Retirement Plan, the SERP, or the Deferred Compensation Plan.

(5)

All Other Compensation for Mr. Meissner for the year 2020 includes an annual vehicle allowance, Unitil’s contributions to 401(k) and HSA accounts, non-preferential dividends earned in 2020 on the 11,820 shares of restricted stock awarded in 2020, which is valued at $16,920, and the tax adjustment on the 11,820 shares of restricted stock that vested for tax purposes in 2020 in accordance with the provisions of the Stock Plan, which is valued at $243,151. Under the terms of the Stock Plan, all unvested shares become fully vested upon retirement. According to IRS regulations, shares of restricted stock become taxable as current income when they become non-forfeitable. Mr. Meissner reached retirement eligibility age in 2017, and under the provisions of the Unitil Corporation Retirement Plan his restricted stock would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. Meissner’s unvested restricted stock as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Plan Information.

(6)

Mr. Hevert’s employment with us commenced on July 23, 2020, and therefore he was not a Named Executive Officer in fiscal years 2018 or 2019. His compensation information for those years is excluded in accordance with Question 119.01 of the SEC’s Division of Corporation Finance’s Compliance and Disclosure Interpretations.

(7)

All Other Compensation for Mr. Hevert for the year 2020 includes a relocation expense reimbursement, which is valued at $13,234, and the non-preferential dividends earned in 2020 on the 3,000 shares of restricted stock awarded on July 28, 2020 in connection with his acceptance of the position of Senior Vice President, Chief Financial Officer and Treasurer.

(8)

All Other Compensation for Mr. Black for the year 2020 includes Unitil’s contribution to his HSA account, non-preferential dividends earned in 2020 on the 1,500 shares of restricted stock awarded in 2020, and the tax adjustment on the 1,500 of restricted stock that vested for tax purposes in 2020 in accordance with the provisions of the Stock Plan, which is valued at $30,857. Under the terms of the Stock Plan, all unvested shares become fully vested upon retirement. According to IRS regulations, shares of restricted stock become taxable as current income when they become non-forfeitable. Mr. Black reached retirement eligibility age in 2019, and under the provisions of the Unitil Corporation Retirement Plan restricted stock would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. Black’s unvested restricted stock as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Plan Information.

(9)

All Other Compensation for Mr. Brock for the year 2020 includes Unitil’s contributions to 401(k) and HSA accounts, the contribution to his DC Plan account, which is valued at $91,748, non-preferential dividends earned in 2020 on the 1,500 shares of restricted stock awarded in 2020, and the tax adjustment on the 1,500 shares of restricted stock that vested for tax purposes in 2020 in accordance with the provisions of the Stock Plan, which is valued at $30,857. Under the terms of the Stock Plan, all unvested shares become fully vested upon retirement. According to IRS regulations, shares of restricted stock become taxable as current income when they become non-forfeitable. Mr. Brock reached retirement eligibility age in 2008, and under the provisions of the Unitil Corporation Retirement Plan his restricted stock would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. Brock’s unvested restricted stock as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Plan Information.

(10)

All Other Compensation for Mr. LeBlanc for the year 2020 includes the use of a Company-owned vehicle, Unitil’s contributions to 401(k) and HSA accounts, non-preferential dividends earned in 2020 on the 1,500 shares of restricted stock awarded in 2020, and the tax adjustment on the 825 shares of restricted stock that vested in 2020 in accordance with the provisions of the Stock Plan, which is valued at $21,818.

(11)

Ms. Vaughan’s employment with us commenced in January 2019, and therefore she was not a Named Executive Officer in fiscal year 2018. Her compensation information for this year is excluded in accordance with Question 119.01 of the SEC’s Division of Corporation Finance’s Compliance and Disclosure Interpretations.

(12)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020.

(13)

All Other Compensation for Ms. Vaughan for the year 2020 includes the severance payment received per the terms of her Separation Agreement, which is valued at $254,925, the outplacement services included in the provisions of her Separation Agreement, Unitil’s contribution to her 401(k) account, which is valued at $16,499, the contribution to her DC Plan account, which is valued at $29,585, the contribution to her HSA account, a vehicle allowance, the tax adjustment on the 830 shares of restricted stock that vested for tax purposes in 2020 in accordance with the provisions of the Stock Plan, which is valued at $18,411, and the non-preferential dividends earned on February 28, 2020, only on the 2,700 shares of restricted stock awarded in 2020. Ms. Vaughan forfeited the 2,700 shares of restricted stock granted in 2020 upon her resignation on March 16, 2020, and therefore received no additional dividend payments on those shares.

Reported	Compensation Versus Realized Pay in 2020

Since total reported compensation for each Named Executive Officer in the 2020 Summary Compensation Table is comprised of a significant amount of potential pay, we also report pay actually realized each year. This total may include incentive compensation paid in 2020 for the prior year, and equity compensation that was granted in prior years, but vested in 2020. Generally, realized pay does not include the change in pension value or the value of restricted stock that is unvested at the time of grant. The table below shows realized pay in 2020 for each Named Executive Officer, as well as the percentage of realized pay to reported pay. For the years 2018 to 2020, in the aggregate, excluding Ms. Vaughan in 2020, realized pay was an average of 65.3% of reported pay.

2020 REALIZED PAY
Name	Salary	Bonus	Value of Restricted Stock Vested in 2020 (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total	Percentage of 2020 Reported Pay (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Thomas P. Meissner, Jr.	$597,740	—	$406,349	$527,956	$281,621	$1,813,666	45.6%
Robert B. Hevert (5)	$153,910	—	—	—	$15,484	$169,394	56.0%
Todd R. Black	$301,378	—	$128,115	$145,422	$42,657	$617,572	60.6%
Laurence M. Brock	$286,000	—	$81,259	$131,479	$134,405	$633,143	81.9%
Christopher J. LeBlanc	$224,125	—	$52,453	$90,120	$42,319	$409,017	67.9%

Christine L. Vaughan (6)	$84,150	—	$52,547	$210,870	$328,221	$675,788	153.7%

NOTES:

(1)

The values shown in column (d) represent the total value of shares of Restricted Stock that vested in 2020, and includes (i) shares that vested on January 27, 2020 at a closing price of $63.77 pursuant to the terms of the restricted stock awards granted on January 26, 2016, (ii) shares that vested on January 30, 2020 at a closing price of $63.90 pursuant to the terms of the restricted stock awards granted on January 30, 2017, (iii) shares that vested on January 29, 2020 at a closing price of $63.31 pursuant to the terms of the restricted stock awards granted on January 29, 2018, and (iv) shares that vested on January 29, 2020 a closing price of $63.31 pursuant to the terms of the restricted stock awards granted on January 29, 2019. This information is also included in the Options Exercised and Stock Vested Table in the section entitled Compensation – Compensation of Named Executive Officers.

(2)

The amounts shown for each Named Executive Officer reflect the cash incentive awarded on January 28, 2020 for 2019 Management Incentive Plan results. Each cash award was paid at 142% of Target. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(3)

The amounts shown for each Named Executive Officer reflect the amounts also shown in column (i) of the Summary Compensation Table. Compensation in the “All Other Compensation” category for 2020 was fully realized.

(4)	The values shown for each Named Executive Officer reflect the percentage of total reported compensation as shown in the Summary Compensation Table on the preceding pages.

(5)

Mr. Hevert’s employment with us commenced on July 23, 2020, and therefore he did not receive a cash incentive award for 2019 Management Incentive Plan results, and no vesting of Restricted Stock occurred in 2020.

(6)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020.

Grants of Plan-Based Awards

The table below provides information with respect to the grants of plan-based awards, including Management Incentive Plan awards and Stock Plan awards, made to the Named Executive Officers for the year 2020.

GRANTS OF PLAN-BASED AWARDS: FISCAL YEAR 2020
			Estimated Future Payouts ($) Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts (# Shares) Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold	Target	Max	Threshold	Target	Max
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas P. Meissner, Jr.	1/26/21	(3)	$194,266	$388,531	$582,797	—	—	—	—	—
	1/26/21	(4)	—	—	—	5,760	11,510	17,270	—	$338,210
Robert B. Hevert (5)	1/26/21	(6)	$34,630	$69,260	$103,889	—	—	—	—	—
	1/26/21	(7)	—	—	—	1,320	2,630	3,950	—	$77,204
Todd R. Black	1/26/21	(8)	$52,741	$105,482	$158,223	—	—	—	—	—
	1/26/21	(9)	—	—	—	740	1,470	2,210	—	$43,109
Laurence M. Brock	1/26/21	(10)	$64,350	$128,700	$193,050	—	—	—	—	—
	1/26/21	(11)	—	—	—	1,320	2,630	3,950	—	$77,204
Christopher J. LeBlanc	1/26/21	(12)	$39,222	$78,444	$117,666	—	—	—	—	—
	1/26/21	(13)	—	—	—	740	1,470	2,210	—	$43,109
Christine L. Vaughan (14)	—		—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—

NOTES:

(1)

The “Threshold” reference shown in the table means the minimum cash incentive award if the minimum threshold performance level is met. Failure to meet the minimum threshold for all performance measures would result in no award.

(2)

The “Threshold” reference shown in the table means the minimum stock award if the minimum threshold performance level is met. Failure to meet the minimum threshold for all performance measures would result in no award. See the section entitled Compensation – Compensation of Named Officers—Equity Compensation Plan Information below for additional information on the mechanics of the Stock Plan.

(3)

The Compensation Committee selected the performance metrics and goals for the 2020 Management Incentive Plan awards on January 28, 2020, and payment was made on January 26, 2021. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2021 based on 2020 performance. Mr. Meissner’s actual award was 81% of Target, for a total award of $314,710. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(4)

The estimated future payout information shown for the Stock Plan is for a grant in 2021 based on 2020 performance. Mr. Meissner’s actual stock award was 75% of Target, for a total award of 8,630 shares of restricted stock with a closing market price of $39.19 per share on the date of grant. See also column (e) of the Summary Compensation Table in the section entitled Compensation – of Named Executive Officers.

(5)	Mr. Hevert began his employment with us on July 23, 2020, and therefore his award under the Management Incentive Plan is based on the portion of his base salary paid in 2020.

(6)

The Compensation Committee selected the performance metrics and goals for the 2020 Management Incentive Plan awards on January 28, 2020, and payment was made on January 26, 2021. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2021 based on 2020 performance. Mr. Hevert’s actual award was 81% of Target, for a total award of $56,100. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(7)

The estimated future payout information shown for the Stock Plan is for a grant in 2021 based on 2020 performance. Mr. Hevert’s actual stock award was 75% of Target, for a total award of 1,970 shares of restricted stock with a closing market price of $39.19 per share on the date of grant. See also column (e) of the Summary Compensation Table in the section entitled Compensation – of Named Executive Officers.

(8)

The Compensation Committee selected the performance metrics and goals for the 2020 Management Incentive Plan awards on January 28, 2020, and payment was made on January 26, 2021. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2021 based on 2020 performance. Mr. Black’s actual award was 81% of Target, for a total award of $85,441. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(9)

The estimated future payout information shown for the Stock Plan is for a grant in 2021 based on 2020 performance. Mr. Black’s actual stock award was 75% of Target, for a total award of 1,100 shares of restricted stock with a closing market price of $39.19 per share on the date of grant. See also column (e) of the Summary Compensation Table in the section entitled Compensation – of Named Executive Officers.

(10)

The Compensation Committee selected the performance metrics and goals for the 2020 Management Incentive Plan awards on January 28, 2020, and payment was made on January 26, 2021. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2021 based on 2020 performance. Mr. Brock’s actual award was 81% of Target, for a total award of $104,247. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(11)

The estimated future payout information shown for the Stock Plan is for a grant in 2021 based on 2020 performance. Mr. Brock’s actual stock award was 75% of Target, for a total award of 1,970 shares of restricted stock with a closing market price of $39.19 per share on the date of grant. See also column (e) of the Summary Compensation Table in the section entitled Compensation – of Named Executive Officers.

(12)

The Compensation Committee selected the performance metrics and goals for the 2020 Management Incentive Plan awards on January 28, 2020, and payment was made on January 26, 2021. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2021 based on 2020 performance. Mr. LeBlanc’s actual award was 81% of Target, for a total award of $63,539. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(13)

The estimated future payout information shown for the Stock Plan is for a grant in 2021 based on 2020 performance. Mr. LeBlanc’s actual stock award was 75% of Target, for a total award of 1,100 shares of restricted stock with a closing market price of $39.19 per share on the date of grant. See also column (e) of the Summary Compensation Table in the section entitled Compensation – of Named Executive Officers.

(14)

Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020, and therefore was not eligible to receive an award under the terms of the Management Incentive Plan or a grant of restricted stock under the terms of the Stock Plan for 2020 performance.

NON-EQUITY COMPENSATION PLAN INFORMATION

Management Incentive Plan

The Management Incentive Plan, in which all Named Executive Officers participate, was established in December 1998, and specifies that the Compensation Committee shall select participants in the plan and establish their individual target awards. The plan provides cash incentive payments that are tied directly to achievement of our performance metrics and goals. If we achieve the performance metrics and goals selected by the Committee, then cash incentive payments are provided to participants early in the year following such achievement.

On January 28, 2020, the Compensation Committee selected annual performance metrics and goals and target annual cash incentive awards for 2020 under the Management Incentive Plan. Based on 2020 achievement of performance goals, the Committee approved payments of 81% of the target amount for Management Incentive Plan participants on January 26, 2021. For more detailed information with regard to performance metrics and goals, see the section entitled Compensation – Compensation Discussion and Analysis.

EQUITY COMPENSATION PLAN INFORMATION

Stock Plan

The Stock Plan is an equity-based plan in which selected management employees, including all Named Executive Officers, participate. Awards under the Stock Plan vary each year based on the achievement of the prior year’s annual incentive award performance goals. For more detailed information with regard to performance metrics and goals, see the section entitled Compensation Discussion and Analysis.

Based on 2020 results described above, the Compensation Committee granted awards of restricted stock at 75% of the target amount on January 26, 2021. Grants of restricted stock generally vest at a rate of 25% per year beginning in the year following the year of the grant. All shares of restricted stock, regardless of vesting status, are eligible for quarterly dividend payments, as well as for participation in the Dividend Reinvestment and Stock Purchase Plan, and have full voting rights. In 2020, we paid four quarterly non-preferential dividends of $0.375 per share on all shares of common stock outstanding, which included all shares of unvested restricted stock, as of each respective record date.

The Committee sets the target restricted stock awards with the goal of granting a target award with a value equal to the market median of the broad-based published compensation survey group, as recommended by Willis Towers, at the time of the grant, which translates to the Stock Plan target award value being set as the job grade salary range midpoint. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s target award. The award is then reduced for anticipated income taxes and Medicare taxes, with plan participants receiving the shares net of such taxes, subject to the vesting schedule. As the shares vest, they become taxable income to the participant, and the taxes, previously accounted for by reducing the potential awards, are credited back to participants. This procedure reduces both the dilutive effect of the Stock Plan by granting fewer shares than would otherwise be granted, and the personal income tax burden of plan participants as shares vest. Additional information concerning the process for calculating grants of restricted stock is included in the section entitled Compensation – Compensation Discussion and Analysis.

The restricted stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated prior to vesting. Unvested restricted stock is subject to forfeiture if the participant’s employment is terminated for any reason other than the participant’s death, disability, retirement, or in connection with a change of control. Under the terms of the Stock Plan, all unvested shares become fully vested upon retirement. According to IRS regulations, shares of restricted stock become taxable as current income when they become non-forfeitable, which is defined as having reached the age of eligibility for retirement. Participants are required to pay taxes on this additional taxable income when they become eligible for retirement. Upon the occurrence of death, disability, or a change of control of the Company, unless otherwise specifically prohibited under applicable laws, any restrictions and transfer limitations imposed on restricted stock will immediately lapse. The term “change of control” is defined in the section entitled Compensation – Compensation of Named Executive Officers—Definition of Change of Control, Cause and Good Reason.

After vesting, Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company as prescribed by the Executive Stock Retention Policy.

Proportional Compensation

The table below shows the comparison of salary and performance-based compensation in proportion to various other elements to illustrate the “at risk” compensation for Named Executive Officers for the year 2020.

PROPORTIONAL COMPENSATION
				AT RISK COMPENSATION
Name	2020 Salary	Summary Compensation Table (“SCT”) Total Compensation	Salary as a % of SCT Total	Performance-Based Compensation as % of SCT Total (1)	Performance-Based Compensation as % of Annual Compensation (2)
(a)	(b)	(c)	(d)	(e)	(f)

Thomas P. Meissner, Jr.	$597,740	$3,977,630	15.3%	16.4%	52.2%

Robert B. Hevert	$153,910	$302,698	50.9%	44.0%	46.4%

Todd R. Black	$301,378	$1,019,364	29.6%	12.6%	29.9%

Laurence M. Brock	$286,000	$772,814	37.0%	23.5%	38.8%

Christopher J. LeBlanc	$224,125	$602,535	37.2%	17.7%	32.2%

Christine L. Vaughan (3)	$84,150	$439,679	19.1%	0.0%	0.0%

NOTES:

(1)	Performance-based compensation is defined as the total of the Management Incentive Plan non-equity incentive payment and the Stock Plan grant of restricted stock value on the grant date.

(2)	Annual compensation is defined as the total of salary and performance-based compensation.

(3)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020, and therefore received no performance-based compensation for 2020 results.

Option Exercises & Stock Vested

The table below provides information with respect to the shares of stock granted under the Stock Plan in previous years that vested during 2020.

OPTION EXERCISES AND STOCK VESTED
Name	Option Awards (1)		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Thomas P. Meissner, Jr.	—	—	6,403	$406,349
Robert B. Hevert (3)	—	—	—	—
Todd R. Black	—	—	2,015	$128,115
Laurence M. Brock	—	—	1,280	$81,259
Christopher J. LeBlanc	—	—	825	$52,453
Christine L. Vaughan (4)	—	—	830	$52,547

NOTES:

(1)	Unitil has no option plan and no option awards outstanding.

(2)

Reflects the value of restricted stock based on a total of (i) the closing price of $63.77 for shares that vested on January 27, 2020 pursuant to the terms of the restricted stock awards granted on January 26, 2016, (ii) the closing price of $63.90 for shares that vested on January 30, 2020 pursuant to the terms of the restricted stock awards granted on January 30, 2017, (iii) the closing price of $63.31 for shares that vested on January 29, 2020 pursuant to the terms of the restricted stock awards granted on January 29, 2018, and (iv) the closing price of $63.31 for shares that vested on January 29, 2020 pursuant to the terms of the restricted stock awards granted on January 29, 2019.

(3)	Mr. Hevert began his employment with us on July 23, 2020, and therefore no shares of restricted stock vested in 2020.

(4)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020.

Outstanding Equity Awards at Fiscal Year End

The table below provides information with respect to the outstanding equity awards of the Named Executive Officers as of December 31, 2020, which includes unvested stock awards granted under the Stock Plan. Unitil has no option plan and no option awards outstanding.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)
Thomas P. Meissner, Jr.	840 (2) 1,795 (3) 10,868 (4) 11,820 (5)	$37,187 $79,465 $481,103 $523,271	— — — —	— — — —
Robert B. Hevert	3,000 (6)	$132,810	—	—
Todd R. Black	470 (2) 1,000 (3) 1,388 (4) 1,500 (5)	$20,807 $44,270 $61,425 $66,405	— — — —	— — — —
Laurence M. Brock	193 (2) 775 (3) 1,388 (4) 1,500 (5)	$8,522 $34,309 $61,425 $66,405	— — — —	— — — —
Christopher J. LeBlanc	193 (2) 415 (3) 563 (4) 1,500 (5)	$8,522 $18,372 $24,902 $66,405	— — — —	— — — —
Christine L. Vaughan (7)	—	—	—	—

NOTES:

(1)	Based on the closing price of Unitil common stock as of December 31, 2020, which was $44.27.

(2)

Shares of restricted stock were granted on January 30, 2017 pursuant to the Stock Plan which vested 25% on January 30, 2018, 25% on January 30, 2019 and 25% on January 30, 2020. The unvested shares shown in the table (25% of the total 2017 grant) vested the final 25% on January 29, 2021.

(3)

Shares of restricted stock were granted on January 29, 2018 pursuant to the Stock Plan which vested 25% on January 29, 2019 and 25% on January 29, 2020. The unvested shares shown in the table (50% of the total 2018 grant) vested an additional 25% on January 29, 2021; and will further vest 25% on January 29, 2022.

(4)

Shares of restricted stock were granted on January 29, 2019 pursuant to the Stock Plan which vested 25% on January 29, 2020. The unvested shares shown in the table (75% of the total 2019 grant) vested 25% on January 29, 2021; and will further vest 25% on January 29, 2022, and January 29, 2023, respectively.

(5)

Shares of restricted stock were granted on January 28, 2020 pursuant to the Stock Plan. The unvested shares shown in the table (100% of the total 2020 grant) vested 25% on January 28, 2021; and will further vest 25% on January 28, 2022, January 28, 2023, and January 28, 2024, respectively.

(6)

Shares of restricted stock were granted on July 28, 2020 pursuant to Mr. Hevert’s offer of employment. The unvested shares shown in the table (100% of the total granted on July 28, 2020) will vest 25% on July 28, 2021, July 28, 2022, July 28, 2023 and July 28, 2024, respectively.

(7)

Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020, and, pursuant to the terms of the Stock Plan, forfeited all unvested shares of restricted stock upon resignation.

EMPLOYMENT AGREEMENT

Mr. Meissner is currently the only employee who has an Employment Agreement, the term of which is July 25, 2018 through April 25, 2021. The Employment Agreement also provides that Mr. Meissner will participate in the Management Incentive Plan, the SERP, other employee benefit plans available to the Company’s executives, and our stock plans (which include the Stock Plan). The Employment Agreement’s termination provisions are discussed below under the section entitled Compensation – Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit pension plan and related trust agreement that provides retirement annuities for eligible employees of Unitil and its subsidiaries. Since the Retirement Plan is a defined benefit plan, contributions are made by Unitil generally for all participants, and no amounts were contributed or accrued specifically for the benefit of any executive officer under the Retirement Plan. Directors of Unitil who are not or have not been officers of Unitil or any of its subsidiaries are not eligible to participate in the Retirement Plan. Please see the section entitled Compensation – Compensation Discussion and Analysis for information regarding the closure of the Retirement Plan, which became effective on June 1, 2013.

The Retirement Plan provides participants with early retirement benefits upon the attainment of age 55 with at least 15 years of service. The early retirement benefit is an unreduced pension at age 60 with a reduction of 5% per year for each year prior to age

60. As of December 31, 2019, Mr. Meissner and Mr. Black are the Named Executive Officers eligible for early retirement benefits under the Retirement Plan. Mr. Brock is eligible for normal retirement. A participant is 100% vested for benefits under the Retirement Plan after five years of service with Unitil or one of our subsidiary companies. The formula for determining annual benefits under the Retirement Plan’s life annuity option is shown above.

Pension Benefits

The table below provides information with respect to the actuarial present value of the accumulated benefit under the Retirement Plan and the SERP for all Named Executive Officers as of December 31, 2020.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)
Thomas P. Meissner, Jr.	Retirement Plan SERP	26 26	$1,632,923 $4,882,052	—
Robert B. Hevert (2)	—	—	—	—
Todd R. Black	Retirement Plan SERP	23 23	$1,406,614 $764,364	—
Laurence M. Brock	Retirement Plan	26	$1,477,753	—
Christopher J. LeBlanc	Retirement Plan	20	$969,842	—
Christine L. Vaughan (3)	—	—	—	—

NOTES:

(1)

The present value amounts calculated by our actuary are based on assumptions for the growth of Unitil’s 401(k) contribution (applies to the SERP only), participant’s salary, and participant’s age. The Retirement Plan present value of accumulated benefit was calculated using a discount rate of 2.47%. The SERP present value of accumulated benefit was calculated using a discount rate of 2.30%.

(2)	Mr. Hevert does not participate in the Retirement Plan or the SERP as both plans were closed to new participants when he began his employment with us on July 23, 2020.

(3)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020.

THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

We also maintain a SERP, a non-qualified defined benefit plan. The SERP provides for supplemental retirement benefits to executives selected by the Board. The SERP is closed to new participants.

As of December 31, 2020, Mr. Meissner and Mr. Black have been selected by the Board to receive SERP benefits upon attaining normal retirement eligibility, which occurs when the participant reaches age 65, or early retirement eligibility, which occurs when the participant reaches both age 55 and has completed 15 years of service. For a participant who elects to begin receiving early retirement benefits under the SERP prior to attaining age 60, the benefits are reduced by 0.417 of 1% for each full calendar month that commencement of benefits precedes attainment of age 60. As of December 31, 2020, both Mr. Meissner and Mr. Black are eligible for early retirement.

If a participant terminates employment for any reason prior to retirement, other than due to death or in connection with a change in control as described below, the participant will not be entitled to any benefits under the SERP. Annual benefits are based on an amount equal to 60% of a participant’s final average earnings, which includes annual salary and annual cash incentives. The annual benefit is offset by (i) the participant’s benefits payable under the Retirement Plan; (ii) other retirement income payable to the participant by Unitil or any previous employer; (iii) income that a participant receives as a primary Social Security benefit, and (iv) the balance of the 401(k) Company match.

If a change in control occurs and a participant’s employment terminates prior to the earlier to occur of the participant being eligible for retirement or early retirement, then the participant will begin to receive benefits on the earlier to occur of the date on which they would have attained normal or early retirement eligibility. In this case, the participant’s benefits would be determined by assuming the participant had remained employed and continued to accrue additional years of service. The term “change in control” as used in the SERP is defined in the section entitled Compensation – Compensation of Named Executive Officers—Definition of Change of Control, Cause and Good Reason.

DEFERRED COMPENSATION PLAN

The Unitil Corporation Deferred Compensation Plan (the “DC Plan”) is an unfunded, non-qualified deferred compensation plan that provides a vehicle for participants to accumulate tax-deferred savings to supplement retirement income. The DC Plan is open to senior management or other highly compensated employees as determined by the Board of Directors, and may also be used for recruitment and retention purposes for newly hired senior executives. The DC Plan design mirrors our Tax Deferred Savings and Investment Plan formula, but provides for contributions on compensation above the IRS limit, and which allows participants to defer up to 85% of base salary, and up to 85% of any cash incentive for retirement. We may also elect to make discretionary contributions on behalf of any participant in an amount determined by the Board. As an unfunded plan, the obligation of the Company to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any participant or beneficiary shall have any lien, prior claim or other security interest in any property of the Company as a result of the Plan. Any amounts payable under the DC Plan shall be paid out of the general assets of the Company and each participant and/or beneficiary shall be deemed to be no more than a general unsecured creditor of the Company.

In 2020, Ms. Vaughan and Mr. Brock participated in the DC Plan. Currently, only Mr. Brock participates in the DC Plan with regard to eligibility for contributions from the Company. We anticipate that additional executive officers will participate in the DC Plan in the future.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Laurence M. Brock	$54,896	$91,748	$781	—	$247,222
Christine L. Vaughan (1)	$44,377	$29,585	$27,308	—	$184,705

Notes:

(1)	Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon termination of employment following a change of control of the Company, severance benefits will be paid to the Named Executive Officers. The severance benefits for termination other than a change of control that are payable to Mr. Meissner are addressed in his Employment Agreement, discussed below, and he would receive the benefits provided to him under that agreement. The other Named Executive Officers are not covered under employment agreements and any severance benefits payable to them would be paid in the event of an adverse employment action following a change of control. In addition, the Stock Plan provides that unvested restricted stock will vest immediately upon (i) death, (ii) disability (as defined in the Company’s Long-Term Disability Plan), (iii) retirement or (iv) a change of control of the Company (as defined in the Stock Plan). The Management Incentive Plan also provides that unvested awards under the plan are forfeited if the participant’s employment terminates other than by reason of (i) death, (ii) disability (as defined in the Company’s Long-Term Disability Plan) or (iii) retirement at or after attaining age 55.

Change of Control

We maintain Change of Control Agreements (“COC Agreements”) with certain key management employees, including all Named Executive Officers, to provide continuity in the management and operation of the Company and its subsidiaries, and so that key management employees will make decisions and take actions that are in the best interest of shareholders and not unduly influenced by the fear of job loss in the event of a change of control. The Board approves all COC Agreements prior to execution. We maintain both two-year (originally executed in 2001 and later) COC Agreements and three-year (originally executed prior to 2001) COC Agreements. All existing COC Agreements are “double trigger” agreements, meaning that two events must occur in order for benefits to be paid: (i) a change of control must occur (upon which the agreement becomes effective); and (ii) an adverse employment action must occur during the term of the agreement, meaning that we must terminate the executive’s employment other than for cause or disability or the executive must terminate his employment for good reason. The term of each COC Agreement begins upon a change of control of the Company. Double trigger COC Agreements were chosen to discourage executives from choosing to leave the Company as the result of a change of control where there is no adverse employment action. There is no excise tax gross-up provision in any COC Agreement. The terms “change of control” and “cause” and “good reason” are defined in the section entitled Compensation – Compensation of Named Executive Officers—Definition of Change of Control, Cause and Good Reason.

Estimated Present Value of Benefits

The following tables show the payments and benefits the Named Executive Officers would have received in connection with a variety of employment termination scenarios, as well as upon a change of control, assuming that employment termination or the change of control was effective as of December 31, 2020. The actual amounts that would be paid can only be determined at the time of an actual separation from the Company. All of the payments and benefits described below would be provided by Unitil or our subsidiary companies.

ESTIMATED PRESENT VALUE OF BENEFITS
Thomas P. Meissner, Jr.	Termination			Retirement	Change in Control
	By the Company (not for Death, Disability, or Cause); or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or Without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Compensation:
Severance	$1,862,494	—	—	—	—	$2,009,406
2020 Mgt Incentive Plan Award	—	$314,710	—	$314,710	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$552,997
Additional 401(k) Match	—	—	—	—	—	$17,034
Insurance Continuation (8)	$69,770	—	—	—	—	$69,770
Accelerated Vesting of Restricted Stock (9)	—	$1,121,027	—	$1,121,027	$1,121,027	$1,121,027
Total	$1,932,264	$1,435,737	—	$1,435,737	$1,121,027	$3,770,234

Robert B. Hevert
Compensation:
Severance	—	—	—	—	—	$1,026,962
2020 Mgt Incentive Plan Award	—	$56,100	—	—	—	—
Benefits:
Additional Pension Benefit	—	—	—	—	—	—
Additional 401(k) Match	—	—	—	—	—	$56,781
Insurance Continuation (8)	—	—	—	—	—	$1,811
Accelerated Vesting of Restricted Stock (9)	—	$132,810	—	—	$132,810	$132,810
Total	—	$188,910	—	—	$132,810	$1,218,364

ESTIMATED PRESENT VALUE OF BENEFITS
Todd R. Black	Termination			Retirement	Change in Control
	By the Company (not for Death, Disability, or Cause); or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or Without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Compensation:
Severance	—	—	—	—	—	$1,219,170
2020 Mgt Incentive Plan Award	—	$85,411	—	$85,411	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	—
Additional 401(k) Match	—	—	—	—	—	$25,271
Insurance Continuation (8)	—	—	—	—	—	$102,157
Accelerated Vesting of Restricted Stock (9)	—	$192,796	—	$192,796	$192,796	$192,796
Total	—	$278,207	—	$228,207	$192,796	$1,539,394

Laurence M. Brock
Compensation:
Severance	—	—	—	—	—	$1,176,810
2020 Mgt Incentive Plan Award	—	$104,247	—	$104,247	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$451,173
Additional 401(k) Match	—	—	—	—	—	$25,271
Insurance Continuation (8)	—	—	—	—	—	$76,630
Accelerated Vesting of Restricted Stock (9)	—	$170,594	—	$170,594	$170,594	$170,594
Total	—	$274,841	—	$274,841	$170,594	$1,900,478

Christopher J. LeBlanc
Compensation:
Severance	—	—	—	—	—	$629,157
2020 Mgt Incentive Plan Award	—	$63,539	—	—	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$140,721
Additional 401(k) Match	—	—	—	—	—	$17,034
Insurance Continuation (8)	—	—	—	—	—	$67,904
Accelerated Vesting of Restricted Stock (9)	—	$118,068	—	—	$118,068	$118,068
Total	—	$181,607	—	—	$118,068	$972,884

ESTIMATED PRESENT VALUE OF BENEFITS
Christine L. Vaughan (10)	Termination			Retirement	Change in Control
	By the Company for other than Death, Disability, Or Cause; or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Compensation:
Severance	—	—	—	—	—	—
2020 Mgt Incentive Plan Award	—	—	—	—	—	—
Benefits:
Additional Pension Benefit	—	—	—	—	—	—
Additional 401(k) Match	—	—	—	—	—	—
Insurance Continuation	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock	—	—	—	—	—	—
Estimated Amount of Excise Tax Gross Up	—	—	—	—	—	—
Total	—	—	—	—	—	—

NOTES:

(1)

Unless otherwise noted, the amounts shown are the estimated present value calculated using a discount rate of 2.47% and a discount factor of 2.25%. The total for this column was calculated by adding (i) the present value of two years’ base salary and two years’ Management Incentive Plan cash award; and (ii) the present value of two years’ medical, dental and life insurance continuation for the individual and his eligible dependents. The form and amount of benefits that would be provided under the Retirement Plan and the SERP are disclosed in the Pension Benefits Table above.

(2)

The totals for these columns include payments of the 2020 Management Incentive Plan awards based on actual 2020 performance for participants whose employment with Unitil is assumed to have terminated due to death (all Named Executive Officers, except Ms. Vaughan), disability (all Named Executive Officers, except Ms. Vaughan) or retirement at or after attaining age 55 (Mr. Meissner, Mr. Black and Mr. Brock). The totals for these columns also include the value of all unvested restricted stock held pursuant to the Stock Plan, which would accelerate vesting upon the occurrence of the specific event. See footnote 9 for a discussion of how this value was calculated. The form and amount of benefits that would be provided under the Retirement Plan and the SERP are disclosed in the Pension Benefits Table above. The form or amount of any payment or benefit under the Retirement Plan and the SERP would not be enhanced in connection with (i) the individual’s death or disability (without a change of control), or (ii) a change of control (without an adverse employment action). Please see Note 10 below regarding Ms. Vaughan’s employment status.

(3)

In the event of death, the actuarial present value of benefits under the Retirement Plan would be decreased from the amounts shown in the Pension Benefits Table above to $1,113,332 for Mr. Meissner, $965,772 for Mr. Black, $798,860 for Mr. Brock, and $442,062 for Mr. LeBlanc. Mr. Hevert does not participate in the Retirement Plan. In the event of death, the actuarial present value of the benefit under the SERP would be decreased from the amounts shown in the Pension Benefits Table above to $3,365,542 for Mr. Meissner, and $520,862 for Mr. Black. Mr. Hevert, Mr. Brock and Mr. LeBlanc do not participate in the SERP.

(4)

If the individual’s employment is terminated by us for cause or due to a voluntary termination by the individual other than for good reason or retirement (without a Change of Control), the individual would not be entitled to any severance payments or other benefits and any unvested shares of restricted stock would be forfeited.

(5)

In the event of retirement, the actuarial present value of benefits under the Retirement Plan would be increased from the amounts shown in the Pension Benefits Table above to $2,131,025 for Mr. Meissner, $1,817,853 for Mr. Black, and $1,121,210 for Mr. LeBlanc. The actuarial present value of benefits under the Retirement Plan would be unchanged from the amount shown in the Pension Benefits Table above for Mr. Brock because he has reached normal retirement age. In the event of retirement, the actuarial present value of the benefit under the SERP would be increased from the amount shown in the Pension Benefits Table above to $6,320,804 for Mr. Meissner, and $978,894 for Mr. Black.

(6)

Unless otherwise noted, the amounts shown are the estimated present value of change of control benefits (with an adverse employment action) were calculated using a discount rate of 2.47% and a discount factor of 2.25%. The totals for column (g), Change of Control (with an adverse employment action) in the tables above were calculated by adding (i) the present value of three years’ (for Mr. Black and Mr. Brock) or two years’ (for Mr. Meissner. Mr. Hevert and Mr. LeBlanc) base salary and target Management Incentive Plan cash award; (ii) the present value of the benefit, in addition to the amount reflected in the Pension Benefit Table above, the individual would have received under the Retirement Plan and the SERP, based on an additional two or three years of service credit for eligibility and benefit purposes pursuant to the individual’s Change of Control Agreement; (iii) the present value of contributions that would have been made by Unitil under the 401(k) assuming two or three additional years of continued employment after the termination date pursuant to the individual’s Change of Control Agreement; (iv) the value of all unvested restricted stock held (see footnote 9 for a discussion of how this value was calculated), which would accelerate upon the occurrence of the specified event; and (v) the present value of two or three years’ medical, dental and life insurance continuation for the individual and his eligible dependents. The benefits provided under the Change of Control Agreements are payable in the form of a lump sum cash payment made from the general funds of the Company. We are not required to establish a special or separate fund or other segregation of assets to assure such payments. Each Change of Control Agreement also provides for continued participation in our group medical, dental and life insurance plans for a period of two or three years, based on the term of the agreement, commencing with the month in which the termination occurs.

(7)

The amount shown is the estimated present value of the additional pension benefit, which includes benefits under the Retirement Plan and benefits under the SERP (for Mr. Meissner and Mr. Black) which were calculated using a discount rate of 2.47% and a discount factor of 2.25%.

(8)	The amounts shown are the estimated present value of insurance continuation and were calculated using a discount rate of 2.47% and a discount factor of 2.25%.

(9)

The amounts shown are equal to the total number of restricted shares that would have vested upon the occurrence of the specified event, multiplied by the closing stock price on the last business day of the year (December 31, 2020) of $44.27.

(10)

Ms. Vaughan resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company on March 16, 2020, and therefore would not be eligible to receive any further compensation, benefits or payments for any specified event on December 31, 2020.

Definition of Change of Control, Cause & Good Reason

Change of Control

A “change of control” has the same definition in the Change of Control Agreements, the SERP, the DC Plan, and the Stock Plan, with the exception of Article (iv) as noted. Should the change of control be approved by shareholders, and if the Board determines the approved transaction will not be completed and is abandoned prior to any termination of the employee’s employment, a change of control shall no longer be in effect and the provisions of any Change of Control Agreement shall continue as if a change of control had not occurred.

Cause

“Cause” is defined in the Change of Control Agreements as the occurrence of any of the events noted below.

CAUSE: CHANGE OF CONTROL AGREEMENTS

(i)  the employee’s conviction for the commission of a felony; or

(ii)  the employee’s fraud or dishonesty which has resulted or is likely to result in material economic damage to the company or any of its subsidiaries, as determined in good faith by the Directors of the Company at a meeting of the Board at which the employee is provided an opportunity to be heard.

Good Reason

“Good reason” is defined in the Change of Control Agreements as noted below. None of the events listed below will constitute “good reason” unless the employee has given written notice to us, specifying the event relied upon for such termination within 90 days after the occurrence of the event and we have not remedied the event within 30 days of receipt of the notice.

CHANGE OF CONTROL: CHANGE OF CONTROL AGREEMENTS, SERP, DC PLAN & STOCK PLAN

(i)  any person, group, corporation or other entity becomes the beneficial owner, directly or indirectly, of 25% or more of the outstanding common stock of Unitil;

(ii)  any person, group, corporation or other entity other than Unitil, or a wholly owned subsidiary of Unitil, purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of Unitil for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner, directly or indirectly, of 25% or more of the outstanding common stock of Unitil;

(iii) there shall have been a change in a majority of the members of the Board of Unitil within a 25-month period unless the election or nomination for election by the Company’s shareholders of each new Director was approved by the vote of two-thirds of the Directors then still in office who were in office at the beginning of the 25-month period; or

(iv) For Change of Control Agreement, SERP, DC Plan: the shareholders of Unitil approve (a) any consolidation or merger of Unitil in which Unitil is not the surviving corporation, or pursuant to which shares of common stock of Unitil would be converted into cash, securities or other property (except where Unitil shareholders, before such transaction, will be the owners of more than 75% of all classes of voting stock of the surviving entity), or (b) any sale, lease, exchange or other transfer of all or substantially all the assets of Unitil.

(iv) For Stock Plan Only: consummation of a transaction that involves (a) any consolidation or merger of Unitil in which Unitil is not the surviving corporation, or pursuant to which shares of common stock of Unitil would be converted into cash, securities or other property (except where Unitil shareholders, before such transaction, will be the owners of more than 75% of all classes of voting stock of the surviving entity), or (b) any sale, lease, exchange or other transfer of all or substantially all the assets of Unitil.

GOOD REASON:

CHANGE OF CONTROL AGREEMENTS

(i)  a material diminution in the employee’s base compensation;

(ii)   a material diminution in the employee’s authority, duties or responsibilities;

(iii)  a material diminution in the authority, duties or responsibilities of the supervisor to whom the employee is required to report, including, if the employee reports directly to the Board, a requirement that the employee report to a corporate officer or employee instead of reporting directly to the Board;

(iv)  a material diminution in the budget over which the employee retains authority;

(v)   a material change in the geographic location at which the employee must perform services, which the Company has determined to include a change in the employee’s principal place of employment by the Company from the location of the Company’s principal place of business immediately prior to the date that the Change of Control Agreement becomes effective to a location more than 50 miles from such principal place of business; or

(vi)  any other action that constitutes a material breach by the Company of the Change of Control Agreement.

Employment Agreement of the Chief Executive Officer

Mr. Meissner’s Employment Agreement provides that (i) it does not affect his rights or obligations under the Change of Control Agreement (“Mr. Meissner’s COC Agreement”) and (ii) as long as Mr. Meissner’s COC Agreement is not in effect, it does not affect the Employment Agreement or Mr. Meissner’s rights or obligations under the Employment Agreement.

EMPLOYMENT AGREEMENT ESTIMATED LUMP SUM PAYMENTS
Base Salary and Bonus	$1,820,686
Group Medical, Dental and Insurance Coverage	$41,808

As discussed in the section entitled Compensation – Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control, Mr. Meissner’s Change of Control Agreement provides for severance benefits upon termination of employment following a change in control of the Company. Mr. Meissner’s Change of Control Agreement also provides that, if it becomes effective due to a change in control, it will supersede the Employment Agreement.

Under the terms of the Employment Agreement, we may terminate Mr. Meissner’s employment for any reason. If Mr. Meissner’s employment is terminated by us during the term of the Employment Agreement for any reason other than death, disability or cause, or if Mr. Meissner terminates his employment with good reason, then we shall pay Mr. Meissner (i) all accrued and unpaid salary, bonus and expense reimbursements, (ii) a lump sum cash payment equal to the present value of 24 monthly payments of base salary (as in effect at the time of termination), (iii) a lump sum cash payment equal to the present value of two annual bonus payments (assuming each bonus payment is an amount equal to the average of the annual bonus amounts received by Mr. Meissner in the two calendar years preceding the year of termination), and (iv) a lump sum cash amount equal to the present value of the cost that we would have incurred to provide group medical, dental and life insurance coverage to Mr. Meissner and his eligible dependents for two years. The Employment Agreement contains no tax gross up provisions whatsoever. The estimated amounts of the lump sum payments as of December 31, 2020 are shown in the table above.

Definitions Under the Employment Agreement

“Cause” and “good reason” are defined under the Employment Agreement as noted below.

None of the events noted will constitute “good reason” unless the executive gives us notice of his termination for good reason within 90 days of the initial existence of the event and the executive gives us 30 days prior written notice and we fail to cure the event condition within the 30 day period.

If Mr. Meissner terminates his employment for any reason other than “good reason,” or if his employment is terminated due to his death, or if we terminate Mr. Meissner’s employment as a result of disability or cause, we shall have no obligation under the Employment Agreement except for accrued and unpaid salary, bonus and expense reimbursement.

The Employment Agreement also contains provisions that prohibit Mr. Meissner from engaging in any business that is competitive with our business, soliciting any employee to leave the employment of Unitil for employment with a competitive company, or diverting any of our business to a competitive company, in each case for a period of 12 months following termination. Mr. Meissner is also prohibited under the terms of the Employment Agreement from disclosing any confidential information at any time or for any reason, and from disclosing any negative, adverse or derogatory information about us, our management, or about any product or service that we provide, or about our prospects for the future at any time or for any reason, except, in each case, Mr. Meissner may report possible violations of federal law or regulations and make disclosures protected under whistleblower provisions of federal law or regulations.

CAUSE: EMPLOYMENT AGREEMENT

(i)   the failure by the executive to substantially perform his duties under the Employment Agreement other than due to his incapacity or physical or mental illness;

(ii)  the willful violation by the executive of any of his material obligations under the Employment Agreement;

(iii)  the willful engaging by the executive in misconduct which is materially injurious to the business or reputation of the Company or any of its affiliates; or

(iv) the executive’s conviction of a felony.

GOOD REASON: EMPLOYMENT AGREEMENT

(i)   a material diminution in the executive’s authority, duties or responsibilities or the Company requiring the executive to report to a corporate officer or employee rather than reporting directly to the Board;

(ii)  a material change in the geographic location at which the executive must perform services, which the Company has determined to include a change in the executive’s principal place of employment by the Company from the location of the Company’s principal place of business on the date of the Employment Agreement to a location more than 50 miles from such principal place of business;

(iii)  a material diminution in the executive’s base compensation; or

(iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

COMPENSATION OF DIRECTORS

The following table shows the compensation received by the members of the Board in 2020.

DIRECTORS’ COMPENSATION
Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert V. Antonucci (6)(7)	$40,500	$23,780	—	—	—	$228	$64,508
Winfield S. Brown (8)	$76,000	$69,973				$672	$146,645
David P. Brownell (6) (9)	$40,500	$23,780	—	—	—	$228	$64,508
Mark H. Collin (10)	$73,000	$69,973	—	—	$323,521 (11)	$254,508 (12)	$721,002
Lisa Crutchfield (13)	$90,500	$69,971	—	—	—	$668	$161,139
Albert H. Elfner, III (6)(14)	$39,500	$23,780	—	—	—	$228	$63,508
Suzanne Foster (15)	$76,000	$69,973	—	—	—	$672	$146,645
Edward F. Godfrey (16)	$80,500	$69,973	—	—	—	$672	$151,145
Michael B. Green (17)	$110,500	$69,971	—	—	—	$668	$181,139
Thomas P. Meissner, Jr. (18)	—	—	—	—	—	—	—
Eben S. Moulton (19)	$79,000	$69,971	—	—	—	$668	$149,639
M. Brian O’Shaughnessy (6) (20)	$37,500	$23,780	—	—	—	$228	$61,508
Justine Vogel (21)	$76,000	$69,973	—	—	—	$672	$146,645
David A. Whiteley (22)	$90,500	$69,973	—	—	—	$672	$161,145

NOTES:

(1)

With the exception of Mr. Meissner, no member of the Board had any unvested stock awards or unexercised option awards outstanding as of December 31, 2020. Mr. Meissner’s unvested stock awards are reflected in the Outstanding Equity Awards at Fiscal Year End Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(2)

Stock awards are the equity-based component of the annual retainer for Board service. The amount reflected is the weighted average cash equivalent value of 1,792 shares of common stock, with the exception of Dr. Antonucci, Mr. Brownell, Mr. Elfner, and Mr. O’Shaughnessy, each of whom received 609 shares of common stock (see Note 6 below), or grant date fair value of 1,782 RSUs, as elected by each Director. The grant date fair value of RSUs is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. RSUs are granted to the Directors who have elected to receive RSUs in lieu of common stock as the stock-based component of the annual retainer for Board service. RSUs will settle as 70% stock and 30% cash upon retirement or other separation from the Board.

(3)

Members of the Board do not receive option awards and, with the exception of Mr. Meissner, did not participate in any non-equity incentive compensation plans. Mr. Meissner’s non-equity compensation is reflected in the Summary Compensation Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(4)

With the exception of Mr. Meissner and Mr. Collin, members of the Board are not eligible to participate in the Unitil Corporation Retirement Plan or the Non-Qualified Deferred Compensation Plan. Mr. Collin’s change in pension value is shown in Note 11 below. Mr. Meissner’s change in pension value is reflected in the Summary Compensation Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(5)

All other compensation includes dividends paid in 2020 on common stock, or dividend equivalents paid in 2020 on RSUs, acquired in connection with the stock-based component of the annual retainer for Board service in 2020.

(6)	Dr. Antonucci, Mr. Brownell, Mr. Elfner and Mr. O’Shaughnessy retired from the Board on April 29, 2020.

(7)

Dr. Antonucci’s cash retainer and stock award were prorated to 34% to reflect four months of Board service prior to his retirement from the Board on April 29, 2020. Dr. Antonucci’s stock award consists of 609 shares on common stock.

(8)	Mr. Brown’s stock award consists of 1,792 shares of common stock.

(9)

Mr. Brownell’s cash retainer and stock award were prorated to 34% to reflect four months of Board service prior to his retirement from the Board on April 29, 2020. Mr. Brownell’s stock award consists of 609 shares on common stock.

(10)	Mr. Collin’s stock award consists of 1,792 shares on common stock.

(11)

The amount shown reflects the change in pension value plus the change in SERP value for Mr. Collin. Mr. Collin retired as Senior Vice President of the Company in 2019, but continues to participate in both the Retirement Plan and the SERP as a retired employee.

(12)

All Other Compensation for Mr. Collin includes Retirement Plan and SERP payments in 2020 (see Note 11 above), which are valued at $122,054 and $132,782, respectively, as well as dividends paid in 2020 on the shares of common stock acquired in connection with the stock-based component of the annual retainer for Board service in 2020.

(13)	Ms. Crutchfield’s stock award consists of 1,782 RSUs.

(14)

Mr. Elfner’s cash retainer and stock award were prorated to 34% to reflect four months of Board service prior to his retirement from the Board on April 29, 2020. Mr. Elfner’s stock award consists of 609 shares on common stock.

(15)	Ms. Foster’s stock award consists of 1,792 shares of common stock.

(16)	Mr. Godfrey’s stock award consists of 1,792 shares of common stock.

(17)	Mr. Green’s stock award consists of 1,782 RSUs.

(18)

As chairman of the Board, CEO and president of the Company, Mr. Meissner receives no separate compensation in the form of retainer fees for his service on the Board of Unitil or any subsidiary company. Mr. Meissner’s compensation is reflected in the Summary Compensation Table, which is included in the section entitled Compensation –Compensation of Named Executive Officers.

(19)	Mr. Moulton’s stock award consists of 1,782 RSUs.

(20)

Mr. O’Shaughnessy’s cash retainer and stock award were prorated to 34% to reflect four months of Board service prior to his retirement from the Board on April 29, 2020. Mr. O’Shaughnessy’s stock award consists of 609 shares on common stock.

(21)	Ms. Vogel’s stock award consists of 1,792 shares of common stock.

(22)	Mr. Whiteley’s stock award consists of 1,792 shares of common stock.

2019 Directors’ Compensation Study

The 2019 Compensation Analysis performed by Willis Towers included a full review and analysis of Directors’ Compensation. Willis Towers analyzed compensation data from the proxy filings from the same peer group of 13 companies (the “2019 Peer Group”) utilized for the executive compensation portion of the 2019 Compensation Analysis. Consistent with the Committee’s guideline, the 25th percentile of the 2019 Peer Group was targeted as a benchmark for Directors’ compensation, including the stock-based component thereof.

In July 2019, Willis Towers presented the findings and recommendations to the Nominating and Governance Committee.

Summary of Analysis Findings:	Summary of Recommendations:

◾ Directors’ compensation program design is generally aligned with market practice.

◾ Current total direct compensation (cash, equity, and other (dividends, meeting fees)) is below the 25th percentile of the peer group.

◾ Cash retainer is in line with the 25th percentile of the peer group.

◾ Equity retainer is below the 25th percentile of the peer group.

◾ Current Cash/Equity pay mix (53/47) focuses on equity to a lesser degree than peer company average practice (45/55).

◾ Committee chair and member retainer premiums are below the 25th percentile of the peer group.

◾ It is common governance practice to provide additional compensation to the Lead Director.

◾ No change to cash retainer

◾ Increase Equity Retainer (Common stock or RSUs) to $70,000 to improve weighting of equity over cash

◾ Increase Committee Retainers to improve alignment with the 25th percentile of peer group:

Member – increase to $6,000

Chair – increase to $16,000

◾ Provide Lead Director additional compensation of $20,000

The Committee considered the information provided by Willis Towers and the targeted benchmark of alignment with the 25th percentile of the 2019 Peer Group, and determined that the recommended changes be approved and retroactive to January 1, 2019. In addition, the Committee agreed that given the comprehensive scope of the Willis Towers analysis, there would be no further changes to Directors’ compensation for the 2020 compensation year. Please see the section entitled Compensation – Compensation Discussion and Analysis for additional information on the 2019 Compensation Analysis.

Directors’ Pay Mix

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting compensation for Directors, the significant amount of time that Directors dedicate to the fulfillment of their duties, as well as the skill level required of members of the Board, is considered. All matters concerning Directors’ compensation are subject to approval by the full Board upon the recommendation of the Nominating and Governance Committee.

RESTRICTED STOCK UNITS

◾ 100% vested when granted

◾ settled by payment to the Director as soon as practicable following the Director’s separation from service to the Company

◾ upon settlement, paid as (i) 70% of the shares of the Company’s common stock underlying the RSUs and (ii) cash in an amount equal to the fair market value of 30% of the shares of the Company’s common stock underlying the RSUs

◾ may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered by a Director prior to settlement

The stock portion of the Directors’ annual retainer may be paid in shares of common stock or in RSUs at the Director’s election. The Director shall have no rights as a shareholder with respect to the RSUs or the shares underlying the RSUs, including the right to vote the RSUs or the underlying shares, or to receive dividends. However, the Director may be entitled to receive dividend equivalents, which will be converted to additional RSUs at the time of settlement.

In 2020, members of the Board who were not officers of Unitil or any of its subsidiaries were paid an annual cash retainer fee in quarterly installments. In addition, members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee (the “Committees”) received an annual cash retainer fee also paid quarterly. In 2020, the stock-based compensation component was paid in shares of common stock or in RSUs. For members of the Board who elected to receive common stock, $70,000 for each applicable Board member was used to purchase the equivalent number of shares, rounded down to the nearest whole share, of Unitil common stock on the open market on October 1, 2020, as approved by the Board. For members of the Board who elected to receive RSUs in lieu of common stock, the number of RSUs to provide to each applicable Board member was calculated by dividing $70,000 by the closing market price of our common stock on October 1, 2020, rounded down to the nearest whole share, pursuant to the terms and conditions of the Stock Plan, and as approved by the Board.

Directors who served on the Executive Committee received a meeting fee of $1,500 for each meeting attended. Members of the Pension Committee received a meeting fee of $1,000 for each meeting attended. No cash retainer fee was paid to the members of the Executive Committee (a standing committee) or the Pension Committee (not a standing committee) of the Board. No annual retainer fee was paid by Fitchburg, Granite, Northern, or Unitil Energy, and no separate meeting fees are paid for regularly-scheduled Board meetings or standing committee meetings, or any meeting of the Fitchburg, Granite, Northern, or Unitil Energy boards of directors. Directors also receive a meeting fee of $2,000 for each special meeting attended. There was one special meeting of the Board held in 2020. All Directors were reimbursed for expenses incurred in connection with their attendance at Board meetings and meetings of any Committee upon which they served.

In October 2020, the Nominating and Governance Committee reviewed Directors’ compensation for the 2021 compensation year using compensation information data that, at the Committee’s request, was prepared by management using Main Data Group’s Snapshot Data executive compensation benchmarking software platform. Consistent with the Committee’s guideline, the 25th percentile of our compensation peer group was targeted as a benchmark for Directors’ compensation, including the stock-based component thereof. Based on the information provided, the Committee determined that Directors’ overall annual compensation was within the 25th percentile of the peer group, and that the compensation structure previously approved by the Board and in place for the 2020 compensation year in general remained fair, reasonable and sufficient to attract high-quality new Board members, with two exceptions. The Committee recommended for the 2021 compensation year, in lieu of a per meeting fee of $1,000, the members and the chair of the Pension Committee should be compensated commensurate with other committees of the Board, and that the Lead Director’s annual retainer premium should be increased from $20,000 to $25,000. The Committee recommended no other changes to Directors’ compensation for the 2021 compensation year. The Board approved the Committee’s recommendation in October 2020, effective January 1, 2021.

PROPOSAL 1: ELECTION OF DIRECTORS

In Proposal 1, we are asking shareholders to elect three Directors in Class III each to serve a term of three years.

Article III of our Bylaws and Article 7 of our Articles of Incorporation provide for a Board of between nine and fifteen Directors divided into three classes, and that the number of Directors shall be determined by the Board. On April 29, 2020, the Board approved a decrease in the number of Directors from 14 to 10 which was effective immediately following the 2020 Annual Meeting on April 29, 2020. Our Bylaws further provide that the terms of the three classes of Directors shall be arranged so that the term of office of only one class expires in each year.

EXPECTATIONS OF DIRECTORS

As representatives of our shareholders, members of the Board of Directors are expected to:

◾	exercise their fiduciary duty to Unitil and our shareholders with proper oversight of the development of policy and strategy, and assessment of operational effectiveness and financial strength

◾	exhibit the highest standard of care to ensure the long-term health and overall success of Unitil’s business for the protection of both the short and long-term interests of our shareholders

◾	exhibit superior business judgment and leadership, and effectively exercise the duties of loyalty and care for the benefit of all stakeholders

◾	demonstrate loyalty to Unitil and avoid any actual or perceived conflict of interest

◾	promote a high standard of personal integrity and adhere to the letter and spirit of Unitil’s Code of Ethics

◾

exercise the duty to inform, including any conflict of interest that may arise, change in professional status, change in position on other boards, any possible compromise to independence, or any contemplated related person transaction

◾	think and act independently, support the deliberative process, and willingly share knowledge and expertise

◾	challenge management to commit to the highest attainable goals, and hold management accountable to its commitments

◾	attend, prepare for, and participate in all Board and applicable Committee meetings

Voting Recommendation

The Board believes that each Director nominee standing for election possesses the desired qualifications, attributes, skills and experiences to effectively exercise their critical role as a fiduciary responsible for the protection of the both the short and long-term interests of shareholders. Further, the Board has selected each Director nominee because he or she has consistently exemplified the expectations of members of the Board outlined above. The Board recommends that shareholders vote FOR the election of the Director nominees listed in Proposal 1 below.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

Independent Female CEO/C-Suite Experience Senior Executive Financial Experience 2 of 3: 67% 2 of 3: 67% 3 of 3: 100% 3 of 3: 100%

Suzanne Foster, Thomas P. Meissner, Jr. and Justine Vogel are standing for re-election to the Board this year upon the recommendation of the members of the Nominating and Governance Committee and the approval of the Board. Except as otherwise noted, each nominee has held his or her present position (or another executive position with the same employer) for more than the past ten years. Each nominee is free of involvement in any Related Person Transaction. If elected, each nominee will hold office for a term of three years, as noted in each respective description below, and until his or her successor is elected and qualified.

Proxies will be voted for the nominees listed above unless instructed otherwise. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors. The nominees have consented to being named in this proxy statement and to serve if elected.

PROPOSAL 1: ELECTION OF THREE DIRECTORS

Proposal 1 is asking shareholders to elect three Directors in Class III each for a term of three years. The Board recommends that shareholders vote FOR the election of the Director nominees listed below.

Suzanne Foster

Ms. Foster has been the president of At Home Solutions for Cardinal Health, Dublin, Ohio, a global, integrated healthcare services and products company, since January 2020. Prior to Cardinal Health, Ms. Foster served as president of Stanley Healthcare, Waltham, Massachusetts, a healthcare technology operating division of Stanley Black & Decker, from April 2018 until January 2020, and as a general manager of Medtronic Advanced Energy (“Medtronic”), a medical device company, from August 2011 until March 2018. Ms. Foster also has served as vice president of Global Business Operations at Salient Surgical Technologies, a medical device company later acquired by Medtronic. She was also formerly employed as an attorney at the law firms of Holland & Knight and Wiggin & Nourie, and served as vice president of Legal & Compliance for the Elliot Health System. In 2017, Ms. Foster was appointed to the University System of New Hampshire Board of Trustees by New Hampshire Governor Chris Sununu. She also currently serves on multiple boards of private medical technology companies.

Director Since: January 2019 Age: 51 Class: III Board Committees: Audit, Compensation Other Public Company Boards: None
Individual Qualifications Multinational business and industry experience; legal expertise; proven senior leadership experience

Thomas P. Meissner, Jr.

Mr. Meissner has been Chairman of the Board, Chief Executive Officer and President of Unitil since April 2018. Previously, Mr. Meissner held the position of senior vice president and chief operating officer of the Company from 2005 until April 2018. Mr. Meissner also served as Unitil’s senior vice president of operations from 2003 through 2005, and as director of engineering from 1998 until 2003. Mr. Meissner began his career with Unitil in 1994. Prior to joining Unitil, he held a number of engineering and operations positions at Public Service Company of New Hampshire, a predecessor company of Eversource Energy, a multi-state gas and electric utility headquartered in Hartford, Connecticut and Boston, Massachusetts. Mr. Meissner is a registered professional engineer in the state of New Hampshire, and also serves as a director of the Edison Electric Institute since 2018.

Director Since: 2018 Age: 58 Class: III Board Committee: Executive Other Public Company Boards: None

Individual Qualifications

Current chairman of the board, chief executive officer and president of the Company; extensive utility industry experience and expertise; significant utility operating expertise; regulated industry expertise; registered Professional Engineer; proven senior leadership experience

Justine Vogel

Ms. Vogel has been the president and chief executive officer of The RiverWoods Group, Exeter, New Hampshire, the parent organization of charitable not-for-profit continuing care retirement communities, since 2011. Prior to The RiverWoods Group, Ms. Vogel was the president and chief executive officer of RiverWoods Exeter from 2007 until 2011, and chief operating officer of RiverWoods Exeter from 2005 until 2007. Ms. Vogel began her professional career in auditing and technical accounting roles, working at Arthur Anderson in New Jersey and Ernst & Young and Chubb Life Insurance in New Hampshire. Ms. Vogel is a certified public accountant in the state of New Jersey. She also currently serves on the Board of Directors and the Underwriting Committee for Caring Communities, a reciprocal risk retention group serving senior living providers. Ms. Vogel also served on the Board of Directors for City Year NH until 2019, and on the Board of Directors of LeadingAge Maine and New Hampshire until 2017.

Director Since: January 2019 Age: 52 Class: III Board Committee: Audit, Nominating and Governance Other Public Company Boards: None
Individual Qualifications Financial and accounting expertise (CPA); business and healthcare experience; proven senior leadership experience

INFORMATION ABOUT DIRECTORS WITH CONTINUING TERMS OF OFFICE

The Directors listed below were elected by shareholders in either 2019 or 2020 for terms of three years.

Winfield S. Brown

Mr. Brown has been the president and CEO of Heywood Healthcare, Gardner, Massachusetts, an independent, community-owned, non-profit healthcare organization, which includes Heywood Hospital, Gardner, Massachusetts; Athol Hospital, Athol, Massachusetts; the Quabbin Retreat, Petersham, Massachusetts; and Heywood Medical Group, Gardner, Massachusetts, since January 2013. Prior to creation of Heywood Healthcare, Mr. Brown served as president and CEO of Heywood Hospital from 2011 until 2013. Preceding his role at Heywood, Mr. Brown served as vice president of Administration at Lowell General Hospital in Lowell, Massachusetts, vice president of Marketing, Planning and Development at Northern Berkshire Healthcare in North Adams, Massachusetts, and Executive Director and Vice President of St. Mary’s Foundation – St. Mary’s Health System in Lewiston, Maine. Mr. Brown is a Fellow of the American College of Healthcare Executives, and also serves on the Board of Directors of the Massachusetts Hospital Association and Vizient, Inc., and as chair of the United Way of North Central Massachusetts.

Director Since: January 2020 Age: 54 Class: II End of Current Term: 2023 Board Committees: Compensation, Nominating and Governance Other Public Company Boards: None

Individual Qualifications

Extensive healthcare industry expertise which includes strategic focus, operations, regulation and compliance; financial acumen; technology, data privacy, cyber security experience; proven senior leadership experience in a highly regulated industry

Mark H. Collin

Mr. Collin served as senior vice president of the Company from February 2003 until his retirement from the Company on May 1, 2019. Mr. Collin also served as the Company’s chief financial officer and treasurer from 2003 and 1998, respectively, until March 1, 2019, when he formally stepped down from those executive leadership positions as part of the Company’s long-term succession plan, as well as in connection with his planned retirement on May 1, 2019. Mr. Collin joined Unitil in 1988 and served as the Company’s vice president of finance from 1995 until 2003. Prior to joining Unitil in 1988, Mr. Collin was an economist and utility analyst for the New Hampshire Public Utilities Commission. Mr. Collin also currently serves on the Board of Directors of New Hampshire PBS.

Director Since: January 2019 Age: 62 End of Current Term: 2023 Class: II Board Committees: None Other Public Company Boards: None

Individual Qualifications

Extensive utility industry expertise including utility regulation, strategy, and operations; financial expertise; investor relations expertise; proven senior leadership experience

Lisa Crutchfield

Ms. Crutchfield is the managing principal for Hudson Strategic Advisors LLC, (“Hudson”) an economic analysis and strategic advisory firm to the energy, financial services and transportation industries. Prior to leading Hudson, she served as executive vice president of regulation and pricing for National Grid, plc (“National Grid”), an international electric and gas company in Waltham, Massachusetts, from November 2008 to July 2011. Prior to joining National Grid, Ms. Crutchfield served as senior vice president for regulatory and external affairs for PECO Energy Company, an Exelon Corporation company, located in Philadelphia, Pennsylvania from 2003 until October 2008, and vice president of energy policy and strategy for Duke Energy Corporation in Charlotte, North Carolina from 1997 until 2000. Ms. Crutchfield also served as vice chair of the Pennsylvania Public Utilities Commission from 1993 until 1997. Ms. Crutchfield manages an active board portfolio, serving on the boards of Buckeye Partners, LP (a subsidiary of IFM Investors Pty Ltd, a diversified global fund management firm) located in Houston, Texas, since 2020, of Vistra Energy, located in Irving, Texas, since 2020, and Fulton Financial Corporation located in Lancaster, Pennsylvania, since 2014. Additionally, she earned the designation as a National Association of Corporate Directors Board Leadership Fellow in 2019.

Director Since: 2012

Age: 57

Class: I

End of Current Term: 2022

Board Committees: Compensation (chair); Executive; Nominating and Governance

Other Public Company Boards: Fulton Financial Corporation; Vistra Energy

Individual Qualifications

Extensive utility and energy industry expertise including utility regulation, strategy, finance, accounting, compliance and risk management; proven executive leadership experience; governance expertise

Michael B. Green

Mr. Green served as the president and chief executive officer of Capital Region Health Care and Concord Hospital, Concord, New Hampshire, from 1992 until his retirement in January 2014. In addition, Mr. Green serves as a trustee of New Hampshire Mutual Bancorp including membership on the investment and compensation committees, Concord, New Hampshire; and as vice chairman of Merrimack County Savings Bank, Concord, New Hampshire, including membership on the investment and audit committees. Mr. Green formerly served as a director of Concord General Mutual Insurance Company, Concord, New Hampshire until March 2019, as well as a director of the Foundation for Healthy Communities, Concord, New Hampshire.

Director Since: 2001 Age: 71 End of Current Term: 2023 Class: II Lead Director Board Committees: Audit (chair); Executive (chair); Nominating and Governance Other Public Company Boards: None

Individual Qualifications

Business and healthcare industry expertise, including finance, strategic planning and risk oversight; Audit Committee financial expert; proven senior leadership experience; tenure on the Board

Edward F. Godfrey

Mr. Godfrey was the executive vice president and chief operating officer of Keystone Investments, Incorporated (“Keystone”), Boston, Massachusetts, from 1997 until 1998. Mr. Godfrey was senior vice president, chief financial officer and treasurer of Keystone from 1988 until 1996. Mr. Godfrey has also been a director of Vector Fleet Management, LLC, Charlotte, North Carolina, since 2006.

Director Since: 2002 Age: 71 Class: I End of Current Term: 2022 Board Committees: Audit; Executive Other Public Company Boards: None
Individual Qualifications Financial expertise; financial industry experience; Audit Committee financial expert; proven senior leadership experience; tenure on the Board

Eben S. Moulton

Mr. Moulton has been the senior advisor to Seacoast Capital Corporation (a private investment company), of Danvers, Massachusetts, since 1995. Mr. Moulton founded Seacoast Capital in 1995. Prior to 1995, Mr. Moulton was president of Signal Capital Corporation, Danvers, Massachusetts. Mr. Moulton also serves as a director of several private companies, as well as chair of the board of trustees and chair of the Investment Committee of Colorado College.

Director Since: 2000 Age: 74 Class: I End of Current Term: 2022 Board Committee: Compensation Other Public Company Boards: None
Individual Qualifications Business, financial and energy industry expertise; proven leadership; tenure on the Board

David A. Whiteley

Mr. Whiteley has been the owner of Whiteley BPS Planning Ventures LLC, St. Louis, Missouri, a private consulting firm specializing in utility planning, operations, and management, since 2009. While operating his private consulting firm he also served as the executive director of the Eastern Interconnection Planning Collaborative from 2011 through 2018. Mr. Whiteley served as an executive vice president of the North American Electric Reliability Corporation from 2007 to 2009. Prior to that, Mr. Whiteley served as senior vice president—Energy Delivery Services for Ameren Corporation, a multi-state electric and gas utility, headquartered in St. Louis, Missouri from 2005 to 2007 and as senior vice president—Energy Delivery, from 2003 to 2005. Mr. Whiteley started his employment at Ameren Corporation’s predecessor, Union Electric Company, in 1978. Mr. Whiteley is a registered professional engineer in the states of Missouri and Illinois.

Director Since: 2012 Age: 64 Class: I End of Current Term: 2022 Board Committees: Audit; Executive; Nominating and Governance (chair) Other Public Company Boards: None

Individual Qualifications

Utility industry experience; utility operations and energy delivery expertise; registered professional engineer; electric utility reliability standards public policy insight; proven leadership experience

PROPOSAL 2: RATIFICATION OF SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

In Proposal 2, as a matter of good corporate governance, we are asking shareholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP to serve as Unitil’s independent registered public accounting firm.

Voting Recommendation

The Board and the Audit Committee believe that the retention of Deloitte & Touche LLP to serve as Unitil’s independent registered public accounting firm for the fiscal year ending December 31, 2021, is in the best interests of Unitil and our shareholders. The Board and the Audit Committee recommend that shareholders vote FOR the ratification of the selection and appointment of Deloitte & Touche LLP.

INFORMATION ABOUT THE RATIFICATION OF DELOITTE & TOUCHE LLP

The Audit Committee annually reviews the qualifications, performance and independence of the Company’s independent registered public accounting firm in accordance with regulatory requirements and guidelines.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), which has served as Unitil’s independent registered public accounting firm since 2014, as the independent registered public accounting firm to perform annual audit and quarterly review services for fiscal year 2021. Although shareholder approval is not required for the appointment of Deloitte, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request shareholders to ratify the selection of Deloitte. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte will be available at the Annual Meeting and will have an opportunity to make a statement, if they wish. They will also be available to respond to questions from shareholders.

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In Proposal 3, we are asking shareholders to cast a non-binding advisory vote to approve the compensation of the Named Executive Officers.

Voting Recommendation

In deciding how to vote on this proposal, the Board and the Compensation Committee encourage shareholders to read the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement. The Board recommends an advisory vote FOR the approval of the compensation of our Named Executive Officers.

INFORMATION ABOUT THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), shareholders are being asked to approve the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement. This proposal, commonly known as a “say-on-pay” vote, gives shareholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers.

As discussed in the section entitled Compensation - Compensation Discussion and Analysis, Unitil’s executive compensation programs are designed to attract, retain and motivate executives who are critical to our long-term growth and profitability. Under these programs, our executives are incentivized to achieve specific Company performance goals established by the Compensation Committee, without encouraging undue or unreasonable risk-taking. The Compensation Committee reviews the executive compensation programs regularly to ensure executive compensation is aligned with the interests of our shareholders, as well as with current market practices. Please see the Compensation Discussion and Analysis and the Compensation of Named Executive Officers sections for information about executive compensation programs, including information about the fiscal year 2020 compensation of the Named Executive Officers.

The Board recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis and the Compensation of Named Executive Officers sections of this proxy statement) is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon Unitil, the Compensation Committee, or the Board. Also, the outcome of the vote will not affect any compensation already paid to our Named Executive Officers. However, the Board, as well as the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders, and will consider the outcome of the vote when making future decisions regarding executive compensation. We present the “say on pay” advisory vote on executive compensation to shareholders annually, and will next present it at the 2022 Annual Meeting.

OTHER MATTERS

The Board and management do not intend to bring before the Annual Meeting any matters other than those described above and know of no other matters that may properly come before the Annual Meeting or other matters incident to the conduct of the meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented in accordance with their judgment on such matter. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the submission of a proxy via the Internet.

Announcement of Voting Results

We will announce the preliminary voting results at the 2021 Annual Meeting, and will report the final results in a Current Report on Form 8-K filed with the SEC, which will also be available in the Investor Relations section of our website at unitil.com/investors. We have retained Computershare Investor Services as the independent tabulator to receive and tabulate the proxies, and as independent inspector of election to certify the results.

Information Incorporated By Reference

We have made previous filings under the Securities Act of 1933, as amended, and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Compensation Committee Report and the Audit Committee Report shall not be incorporated by reference into any such filings.

SHAREHOLDER PROPOSALS

Any proposal submitted by a shareholder of Unitil for inclusion in the proxy material for our 2022 annual meeting of shareholders must be received by us at our corporate headquarters by November 25, 2021.

Our Bylaws provide that any proposal or Director nomination submitted by a shareholder of Unitil for consideration at our 2022 annual meeting of shareholders must be received by us at our corporate headquarters not earlier than December 29, 2021 and not later than January 28, 2022. However, if the date of our 2021 annual meeting of shareholders is not within 30 days of April 28, 2022, then the proposal or Director nomination must be received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of our 2022 annual meeting of shareholders was mailed and (ii) the day on which public disclosure of the date of our 2022 annual meeting of shareholders was made. The proposal or Director nomination also must comply with the other requirements set forth in our Bylaws.

SOLICITATION OF PROXIES

We anticipate first mailing definitive copies of this proxy statement on or about March 25, 2021. We are asking for your proxy and will pay all of the costs associated with asking for shareholders’ proxies for the 2021 Annual Meeting. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of Unitil by personal interview, telephone or otherwise. Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to Beneficial Holders, and we will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with the forwarding of solicitation material.

We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies and will bear all reasonable solicitation fees and expenses associated with such retention at an estimated fee of $12,000 plus reasonable out-of-pocket expenses, of which approximately $11,500 has been incurred as of the date hereof. Alliance Advisors, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

COMPANY DOCUMENTS & INFORMATION

We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, Board Committee Charters or Code of Ethics to any shareholder or other interested party requesting a copy.

The 2020 Annual Report on Form 10-K (“2020 Form 10-K”) includes our financial statements for the year ended December 31, 2020. We have furnished the 2020 Form 10-K to all shareholders. The Form 10-K does not form any part of the material for the solicitation of proxies. We will furnish without charge to any shareholder or other interested party a copy of our 2020 Form 10-K.

All requests for our Company documents should be directed to the Office of the Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720; or to InvestorRelations@unitil.com; or by calling toll free 800-999-6501.

We invite you to visit our website unitil.com for more information about Unitil, our people, technologies, community involvement, as well as for detailed and historical financial information, and additional information on our governance and leadership.

Your vote matters - here’s how to vote! You may vote online instead of mailing this card. Online Go to www.investorvote.com/UTL or scan the QR code. Login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. http://www.investorvote.com/UTL 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of three Directors in Class III each for a term of three years For Withhold For Withhold For Withhold 01 - Suzanne Foster 02 - Thomas P. Meissner, Jr. 03 - Justine Vogel For Against Abstain For Against Abstain 2. To ratify the selection of independent registered accounting 3. Advisory vote on the approval of Executive Compensation firm, Deloitte & Touche LLP, for fiscal year 2021 B Authorized Signatures —This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03ERLC

Unitil Corporation 2021 Annual Meeting of Shareholders Wednesday, April 28, 2021, 11:30AM ET 6 Liberty Lane West Hampton, New Hampshire Dear Shareholder: The Unitil Corporation 2021 Annual Meeting of Shareholders will be held at the Company’s headquarters in Hampton, New Hampshire, as well as online via live webcast. Please review the enclosed proxy statement as it contains important information relating to the management of the Company and the business of the Annual Meeting. We hope you can participate in the Annual Meeting. Your vote is very important and we encourage you to vote promptly to ensure your voice is represented at the Annual Meeting. To attend the Annual Meeting webcast, you will need the following information: Website: www.meetingcenter.io/295795918 Your unique Control Number, which appears on the reverse side of this Proxy Card in the shaded box. Meeting Password: UTL2021 If you would like additional information or have questions, please contact us at InvestorRelations@unitil.com, or call us at 800-999-6501. Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.investorvote.com/UTL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Unitil Corporation Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 28, 2021 Thomas P. Meissner, Jr. and Robert B. Hevert, or any of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unitil Corporation to be held on April 28, 2021, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors listed in item 1 and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.